REVOLVING CREDIT AGREEMENT

               dated as of February 20, 1996

               among

               HECHINGER STORES COMPANY,

               and

               HECHINGER STORES EAST COAST COMPANY

               AS BORROWERS,

               THE FINANCIAL INSTITUTIONS PARTY HERETO,

               AS LENDERS,

               and

               THE CIT GROUP/BUSINESS CREDIT, INC.,

               AS AGENT


               $200,000,000



               Table of Contents

               Section     Title                                          Page

               ARTICLE I  DEFINITIONS; CONSTRUCTION . . . . . . . . . . . .  1

                  1.01.   Certain Definitions   . . . . . . . . . . . . . .  1
                  1.02.   Construction    . . . . . . . . . . . . . . . . . 19
                  1.03.   Accounting Principles   . . . . . . . . . . . . . 19

               ARTICLE II  THE CREDITS    . . . . . . . . . . . . . . . . . 19

                  2.01.   Revolving Credit Loans    . . . . . . . . . . . . 19
                  2.02.   Notes   . . . . . . . . . . . . . . . . . . . . . 20
                  2.03.   Notice of Borrowing; Making of Loans  . . . . . . 20
                  2.04.   Reduction of Commitment; Mandatory Prepayment;
                            Optional Prepayment           . . . . . . . . . 23
                  2.05.   Interest Rate . . . . . . . . . . . . . . . . . . 24
                  2.06.   Interest Payment Dates  . . . . . . . . . . . . . 25
                  2.07.   Amortization  . . . . . . . . . . . . . . . . . . 25
                  2.08.   Payments    . . . . . . . . . . . . . . . . . . . 25
                  2.09.   Use of Proceeds   . . . . . . . . . . . . . . . . 27
                  2.10.   Eurodollar Rate Not Determinable; Illegality or
                            Impropriety           . . . . . . . . . . . . . 28
                  2.11.   Reserve Requirements; Capital Adequacy
                            Circumstances   . . . . . . . . . . . . . . . . 29
                  2.12.   Indemnity   . . . . . . . . . . . . . . . . . . . 30
                  2.13.   Sharing of Setoffs  . . . . . . . . . . . . . . . 31
                  2.14.   Continuation and Conversion of Loans    . . . . . 31
                  2.15.   Taxes . . . . . . . . . . . . . . . . . . . . . . 32

               ARTICLE III  LETTERS OF CREDIT       . . . . . . . . . . . . 34

                  3.01.   Letters of Credit . . . . . . . . . . . . . . . . 34
                  3.02.   Participations    . . . . . . . . . . . . . . . . 38

               ARTICLE IV  BORROWING BASE     . . . . . . . . . . . . . . . 39

                  4.01.   Condition of Lending and Assisting in
                            Establishing or Opening Letters of Credit . . . 39
                  4.02.   Mandatory Prepayment. . . . . . . . . . . . . . . 39
                  4.03.   Rights and Obligations Unconditional  . . . . . . 39
                  4.04    Borrowing Base Certificate  . . . . . . . . . . . 39
                  4.05.   General Provisions  . . . . . . . . . . . . . . . 40

               ARTICLE V  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                          ISSUANCE AND LENDING    . . . . . . . . . . . . . 40

                  5.01.   Conditions Precedent to Effectiveness . . . . . . 40
                  5.02.   Conditions Precedent to Loans and Letters
                            of Credit     . . . . . . . . . . . . . . . . . 44

               ARTICLE VI  REPRESENTATIONS AND WARRANTIES       . . . . . . 46

                  6.01.   Organization, Good Standing, Etc. . . . . . . . . 46
                  6.02.   Authorization, Etc.   . . . . . . . . . . . . . . 46
                  6.03.   Governmental Approvals  . . . . . . . . . . . . . 47
                  6.04.   Enforceability of Loan Documents    . . . . . . . 47
                  6.05.   Subsidiaries    . . . . . . . . . . . . . . . . . 47
                  6.06.   Litigation    . . . . . . . . . . . . . . . . . . 47
                  6.07.   Financial Condition   . . . . . . . . . . . . . . 47
                  6.08.   Compliance with Law, Etc. . . . . . . . . . . . . 48
                  6.09.   ERISA     . . . . . . . . . . . . . . . . . . . . 48
                  6.10.   Taxes, Etc. . . . . . . . . . . . . . . . . . . . 48
                  6.11.   Regulation G, T, U or X . . . . . . . . . . . . . 49
                  6.12.   Nature of Business    . . . . . . . . . . . . . . 49
                  6.13.   Adverse Agreements, Etc.      . . . . . . . . . . 49
                  6.14.   Holding Company and Investment Company Acts   . . 49
                  6.15.   Permits, Etc. . . . . . . . . . . . . . . . . . . 49
                  6.16.   Priority; Title   . . . . . . . . . . . . . . . . 49
                  6.17.   Full Disclosure     . . . . . . . . . . . . . . . 50
                  6.18.   Operating Lease Obligations     . . . . . . . . . 50
                  6.19.   Environmental Matters . . . . . . . . . . . . . . 50
                  6.20.   Schedules   . . . . . . . . . . . . . . . . . . . 51
                  6.21.   Insurance     . . . . . . . . . . . . . . . . . . 51
                  6.22.   Use of Proceeds     . . . . . . . . . . . . . . . 51
                  6.23.   Security Documents  . . . . . . . . . . . . . . . 51
                  6.24.   Financial Accounting Practices, Etc.  . . . . . . 52
                  6.25.   No Material Adverse Effect  . . . . . . . . . . . 52
                  6.26.   Real Property; Leases . . . . . . . . . . . . . . 52
                  6.27.   Location of Bank Accounts . . . . . . . . . . . . 53
                  6.28.   No Event of Default     . . . . . . . . . . . . . 53
                  6.29.   Capitalized Leases    . . . . . . . . . . . . . . 53
                  6.30.   Tradenames  . . . . . . . . . . . . . . . . . . . 53
                  6.31.   Solvency      . . . . . . . . . . . . . . . . . . 53
                  6.32.   Inventory   . . . . . . . . . . . . . . . . . . . 53
                  6.33.   Intellectual Property     . . . . . . . . . . . . 54
                  6.34.   Material Contracts    . . . . . . . . . . . . . . 54
                  6.35.   Labor Relations: Collective Bargaining
                            Agreements  . . . . . . . . . . . . . . . . . . 54
                  6.36.   Hechinger Reorganization Memorandum Agreements. . 55

               ARTICLE VII  AFFIRMATIVE COVENANTS         . . . . . . . . . 55

                  7.01.   Reporting Requirements. . . . . . . . . . . . . . 55
                  7.02.   Compliance with Laws, Etc.  . . . . . . . . . . . 60
                  7.03.   Preservation of Existence, Etc.   . . . . . . . . 60
                  7.04.   Keeping of Records and Books of Account   . . . . 60
                  7.05.   Inspection Rights   . . . . . . . . . . . . . . . 60
                  7.06.   Maintenance of Properties, Etc.   . . . . . . . . 61
                  7.07.   Maintenance of Insurance    . . . . . . . . . . . 61
                  7.08.   Environmental . . . . . . . . . . . . . . . . . . 61
                  7.09.   Further Assurances    . . . . . . . . . . . . . . 62
                  7.10.   Borrowing Base      . . . . . . . . . . . . . . . 62
                  7.11.   Change in Collateral; Collateral Records    . . . 62
                  7.12.   Financial Accounting Practices, Etc.  . . . . . . 63
                  7.13.   Cash Management System    . . . . . . . . . . . . 63
                  7.14.  Landlord and Warehouse Waivers . . . . . . . . . . 64
                  7.15.  Additional Subsidiaries    . . . . . . . . . . . . 65
                  7.16.  ERISA  . . . . . . . . . . . . . . . . . . . . . . 65

               ARTICLE VIII  NEGATIVE COVENANTS       . . . . . . . . . . . 65

                  8.01.   Liens, Etc.   . . . . . . . . . . . . . . . . . . 65
                  8.02.   Indebtedness  . . . . . . . . . . . . . . . . . . 67
                  8.03.   Guarantees, Etc.      . . . . . . . . . . . . . . 68
                  8.04.   Merger, Consolidation, Sale of Assets, Etc. . . . 68
                  8.05.   Change in Nature of Business    . . . . . . . . . 70
                  8.06.   Loans, Advances and Investments, Etc. . . . . . . 70
                  8.07.   Dividends, Prepayments, Etc.  . . . . . . . . . . 71
                  8.08.   Federal Reserve Regulations . . . . . . . . . . . 71
                  8.09.   Transactions with Affiliates    . . . . . . . . . 71
                  8.10.   Environmental   . . . . . . . . . . . . . . . . . 71
                  8.11.   ERISA . . . . . . . . . . . . . . . . . . . . . . 71
                  8.12.   Availability    . . . . . . . . . . . . . . . . . 72

               ARTICLE IX  DEFAULTS         . . . . . . . . . . . . . . . . 72

                  9.01.   Events of Default   . . . . . . . . . . . . . . . 72
                  9.02.   Consequences of an Event of Default   . . . . . . 75
                  9.03.   Deposit for Letters of Credit . . . . . . . . . . 76
                  9.04.   Certain Remedies    . . . . . . . . . . . . . . . 76

               ARTICLE X  MISCELLANEOUS     . . . . . . . . . . . . . . . . 76

                  10.01.   Holidays   . . . . . . . . . . . . . . . . . . . 76
                  10.02.   Records  . . . . . . . . . . . . . . . . . . . . 76
                  10.03.   Amendments and Waivers   . . . . . . . . . . . . 76
                  10.04.   No Implied Waiver; Cumulative Remedies   . . . . 77
                  10.05.   Notices  . . . . . . . . . . . . . . . . . . . . 78
                  10.06.   Expenses; Taxes; Attorneys' Fees;
                             Indemnification      . . . . . . . . . . . . . 78
                  10.07.   Application  . . . . . . . . . . . . . . . . . . 79
                  10.08.   Severability   . . . . . . . . . . . . . . . . . 79
                  10.09.   Governing Law    . . . . . . . . . . . . . . . . 80
                  10.10.   Prior Understandings   . . . . . . . . . . . . . 80
                  10.11.   Duration; Survival   . . . . . . . . . . . . . . 80
                  10.12.   Counterparts   . . . . . . . . . . . . . . . . . 80
                  10.13.   Assignments; Participations        . . . . . . . 80
                  10.14.   Successors and Assigns   . . . . . . . . . . . . 82
                  10.15.   Confidentiality    . . . . . . . . . . . . . . . 82
                  10.16.   Waiver of Jury Trial   . . . . . . . . . . . . . 83
                  10.17.   Right of Setoff    . . . . . . . . . . . . . . . 83
                  10.18.   Headings   . . . . . . . . . . . . . . . . . . . 84
                  10.19.   Forum Selection and Consent to Jurisdiction  . . 84
                  10.20.   The Administrative Borrower as Agent for
                             Borrowers  . . . . . . . . . . . . . . . . . . 85

               ARTICLE XI  THE AGENT        . . . . . . . . . . . . . . . . 85

                  11.01.   Appointment    . . . . . . . . . . . . . . . . . 85
                  11.02.   Nature of Duties   . . . . . . . . . . . . . . . 86
                  11.03.   Rights, Exculpation, Etc.    . . . . . . . . . . 86
                  11.04.   Reliance . . . . . . . . . . . . . . . . . . . . 87
                  11.05.   Indemnification    . . . . . . . . . . . . . . . 87
                  11.06.   CIT Individually   . . . . . . . . . . . . . . . 88
                  11.07.   Successor Agent  . . . . . . . . . . . . . . . . 88
                  11.08.   Collateral Matters . . . . . . . . . . . . . . . 89

                  Exhibit A-Form of Note
                  Exhibit B-Form of Security Agreement
                  Exhibit C-Form of Letter of Credit Application Exhibit D-Form of Borrowing Base Certificate Exhibit E-Form of Assignment and Acceptance
                  Exhibit F-Form of Notice of Borrowing
                  Exhibit G-Form of Notice Letter to Depository Banks Exhibit H-Form of Depository Account Agreement
                  Exhibit I-Hechinger Reorganization Memorandum

                  Schedule 1.01(A)-Locations of Eligible Inventory
                  Schedule 1.01(B)-Revolving Credit Commitments
                  Schedule 6.05-Subsidiaries
                  Schedule 6.06-Litigation
                  Schedule 6.09-Employee Plans
                  Schedule 6.10-Tax Assessments
                  Schedule 6.18-Operating Lease Obligations
                  Schedule 6.19-Environmental Matters
                  Schedule 6.21-Insurance
                  Schedule 6.26-Real Property; Leases
                  Schedule 6.27-Bank Accounts
                  Schedule 6.30-Tradenames
                  Schedule 6.34-Material Contracts
                  Schedule 6.35-Collective Bargaining Agreements
                  Schedule 8.01-Existing Liens
                  Schedule 8.02-Indebtedness
                  Schedule 8.03-Guaranties
                  Schedule 8.06-Investments



                         REVOLVING CREDIT AGREEMENT

                    THIS REVOLVING CREDIT AGREEMENT, dated as of
          February 20, 1996, among HECHINGER STORES COMPANY, a Delaware corporation ("Stores"), HECHINGER STORES EAST COAST COMPANY, a Delaware corporation ("East Coast" and together with Stores each a "Borrower" and collectively, the "Borrowers"), the financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent").

          BACKGROUND

                    WHEREAS, the Borrowers have requested the Agent and Lenders to provide the Borrowers with a $200 million revolving credit facility, including an $80 million subfacility for the issuance of letters of credit and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facility.

                    In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

          ARTICLE I
          DEFINITIONS; CONSTRUCTION

                    1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                    "A Cash Concentration Account" shall mean the deposit account maintained by the Agent at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent and from which all funds will be transferred to the Agent Account pursuant to Section 7.13 hereof.

                    "Accountant's Opinion" shall have the meaning given that term in Section 7.01(a).

                    "Actual A Percentage" shall have the meaning given that term in Section 7.01(m) hereof.

                    "Actual B Percentage" shall have the meaning given that term in Section 7.01(m) hereof.

                    "Administrative Borrower" shall have the meaning given that term in Section 10.20 hereof.

                    "Affiliate" of a Person shall mean any other
          Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                    "Agent Account" shall mean an account in the name of the Agent designated to the Borrowers from time to time into which the Borrowers shall make all payments to the Agent, for the account of the Agent or the Lenders, as the case may be, under this Agreement.

                    "Agent Advances" shall have the meaning given that term in Section 11.08 hereof.

                    "Agreement" shall mean this Revolving Credit
          Agreement as amended, modified, supplemented or restated from time to time.

                    "Asset Sale Letter" shall mean the letter, dated the date hereof, from the Administrative Borrower to the Lenders identifying certain stores of the Borrowers that may be sold pursuant to the terms of
          Section 8.04(b)(i) hereof.

                    "Assignment and Acceptance" shall mean an assignment and acceptance entered into by CIT and an assignee, and accepted by the Agent, substantially in the form of Exhibit E hereto.

                    "Assignment and Assumption" shall mean the Assignment and Assumption Agreement, dated the date hereof, between Stores and East Coast with respect to certain transfers of Inventory.

                    "Availability" shall mean, at any time, the difference between (i) the Current Commitment and
          (ii) the sum of (A) the aggregate outstanding principal amount of all Loans and (B) the Letter of Credit
          Exposure.

                    "B Cash Concentration Account" shall mean the deposit account maintained by the Agent at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

                    "Bank" shall mean Chemical Bank, its successors or any other bank designated by the Agent to the Borrowers from time to time that is reasonably acceptable to the Borrowers.

                    "Benefit Plan" shall mean a defined benefit plan as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and in respect of which a Borrower or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

                    "Board" means the Board of Governors of the Federal Reserve System of the United States.

                    "Book Value" shall mean, as to any Inventory in respect of which such amount is to be determined, the lower of (i) cost (as reflected in the general ledgers of a Borrower) or (ii) market value (both cost and market value being determined in accordance with GAAP calculated on the first in first out basis).

                    "Borrower" and "Borrowers" shall each have the meaning given those terms in the introductory paragraph to this Agreement.

                    "Borrowing Base" shall mean an amount equal to the difference between (i) the sum of (A) 55% of the Book Value of Eligible Inventory and (B) 55% of the L/C Inventory, provided that the Inventory with respect thereto is not otherwise included in the Borrowing Base and (ii) such reserves as the Agent, in its sole discretion, exercised reasonably, may deem appropriate.

                    "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a) hereof.

                    "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York, provided, that with respect to the borrowing, payment, conversion to or continuation of Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted.

                    "Capital Expenditures" shall mean, for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures during such period which, in accordance with GAAP, is required to be included in property, plant or equipment or similar fixed asset accounts plus (ii) the entire principal amount of any debt obligations (including, without limitation, Capitalized Lease Obligations) assumed in connection with any such expenditures.

                    "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                    "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                    "Cash Concentration Accounts" shall mean the A Cash Concentration Account and the B Cash Concentration
          Account.

                    "Cash Concentration Account Agreement" shall mean an agreement, in form and substance reasonably satisfactory to the Agent, among the Cash Concentration Account Bank, the Borrowers and the Agent delivered to the Agent pursuant to Section 7.13 hereof, as such Agreement may be modified and supplemented and in effect from time to time.

                    "Cash Concentration Account Bank" shall mean
          First Union Bank of North Carolina or such other bank as the Borrowers may select with the written approval of the Agent not to be unreasonably withheld.

                    "Change of Control" shall mean (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 51% or more of the voting power of the then outstanding common stock of the Parent, other than the Persons that comprise the Hechinger Family Members; or (b) during any period of 12 consecutive calendar months, individuals who were directors of the Parent on the first day of such period shall cease to constitute a majority of the board of directors of the Parent, provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control default has occurred pursuant to this clause (b) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period.

                    "CIT" shall have the meaning given that term in the introductory paragraph to this Agreement.

                    "CIT Demand Note" shall mean the $50,000,000
          Demand Promissory Note, dated February 12, 1996, made jointly and severally by the Borrowers payable to the order of CIT.

                    "Closing Date" shall mean the date on which the conditions set forth in Section 5.01 hereof shall be satisfied.

                    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                    "Collateral" shall mean all of the property
          (tangible and intangible) of any Person purported to be subject to the Lien purported to be created by any Security Document heretofore or hereafter executed by such Person as security for all or any part of the Obligations.

                    "Collective Bargaining Agreements" shall have the meaning assigned to that term in Section 5.01(d)
          (xvii) hereof.

                    "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries or other Affiliates of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

                    "Consolidated Tangible Net Assets" shall have the meaning given that term in the 1992 Indenture.

                    "Contribution Agreement" shall mean the
          Contribution Agreement, dated the date hereof, between Stores and East Coast.

                    "Credit Extension" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, increase in the Stated Amount, or extension of the expiration date, of any Letter of Credit which CIT or any Lender assists any Borrower in opening or establishing.

                    "Current Commitment" shall have the meaning assigned to that term in Section 2.01 hereof.

                    "Depository Accounts" shall mean the lock-box or blocked depository accounts maintained by a Borrower for the collection of the cash of such Borrower and the proceeds from the sale of the Inventory of such Borrower.

                    "Depository Account Agreements" shall mean each agreement, substantially in the form of Exhibit H hereto, among a Depository Bank, a Borrower and the Agent delivered to the Agent pursuant to Section 7.13 hereof, as each such Agreement may be modified and supplemented and in effect from time to time.

                    "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                    "Designated Borrowing Officer" shall mean (a) the Chairman, Treasurer, Executive Vice President, Director of Treasury Operations or Treasury Analyst of the Administrative Borrower or (b) such other officer as shall be designated from time to time in writing by the Administrative Borrower to the Agent.

                    "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer or Treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the chief financial officer or the Treasurer).

                    "Designated Percentage" shall mean, in the case of the A Cash Concentration Account, 70% and in the case of the B Cash Concentration Account, 30%.

                    "Disbursement Account" shall mean the deposit account in the name of the Administrative Borrower maintained at a bank in the United States designated by the Administrative Borrower to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Administrative Borrower by the Agent.

                    "Dividend Letter" shall mean the letter, dated the date hereof, from the Parent to the Lenders relating to the Parent's use of the proceeds of dividends, returns of capital and other payments or distributions of assets received from a Borrower.

                    "Designated Sales" shall have the meaning given that term in Section 8.04(b)(i) hereof.

                    "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                    "East Coast" shall have the meaning specified therefor in the preamble hereto.

                    "Eligible Inventory" shall mean finished goods Inventory of each Borrower which at the time of determination meets all the following qualifications:

                    (i) it is lawfully owned by a Borrower and not subject to any Lien, other than the Lien in favor of the Agent that secures the payment of the Obligations and it is not held on consignment and may be lawfully sold;

                    (ii) it is (A) located in a Borrower's
               distribution centers, warehouses or store locations listed on Schedule 1.01(A) hereto or (B) located in other locations in the continental United States as the Agent shall have approved in writing from time to time, which approval shall be given upon a Borrower providing the Agent with evidence, reasonably satisfactory to the Agent, of (1) the Agent's perfected, first priority Lien on all Inventory of such Borrower located in such locations and (2) the absence of any other Liens on any Inventory of such Borrower located in such locations, which evidence may include the results of Uniform Commercial Code, tax and judgment lien searches in such locations and acknowledgment copies of Uniform Commercial Code financing statements naming such Borrower, as debtor, and the Agent, as secured party, filed in such locations;

                    (iii)     it is determined in the reasonable
               judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix (having regard for seasonal variations) to the Inventory maintained by such Borrower in recent historical operations prior to the Closing Date;

                    (iv) it is Inventory that has been valued after
               deducting the aggregate amount of reserves for (1) shrinkage, (2) lay-a-ways, (3) displays,
               (4) rejected, defective, damaged, aged or otherwise unsalable Inventory, and (5) other reserves required by the Agent in the exercise of its reasonable business judgment; and

                    (v) it was purchased or acquired by a Borrower on or after August 20, 1994.

                    "Environmental Actions" shall mean any
          complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by a Borrower or its Subsidiaries or (ii) from or onto any facilities which received Hazardous Materials from a Borrower or its Subsidiaries, or involving any violation of any Environmental Law.

                    "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive
          Environmental Response, Compensation and Liability Act of
          1980, as amended (42 U.S.C. SECTION 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. SECTION 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. SECTION 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. SECTION 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. SECTION 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. SECTION 1251 et seq.); and their state and local counterparts or equivalents.

                    "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by a Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by a Borrower or any of its Subsidiaries.

                    "Environmental Lien" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

                    "ERISA" shall mean the Employee Retirement
          Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                    "ERISA Affiliate" shall mean any
          (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Borrower,
          (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with a Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as a Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                    "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered by the Bank to first-class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, three Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                    "Eurodollar Loan" shall mean a Loan bearing interest at the Eurodollar Rate.

                    "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of 1%):

                    Eurodollar Base Rate
          1.00 - Reserve Requirements

                    "Event of Default" shall mean any of the Events of Default described in Section 9.01 hereof.

                    "Exempted Debt" shall have the meaning given that term in the 1992 Indenture.

                    "Fee Letter" shall mean the letter agreement, dated as of the date hereof, between the Borrowers and the Agent obligating the Borrowers to jointly and severally pay certain fees to the Agent in connection with this Agreement, as such letter agreement may be modified, supplemented or amended from time to time.

                    "Financial Statement Letter" shall mean the letter, dated the date hereof, from the Administrative Borrower to the Agent describing certain events relating to the financial condition of the Borrowers that occurred prior to the Closing Date.

                    "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.

                    "GECC" shall mean General Electric Capital
          Corporation.

                    "GECC Agreement" shall mean the Business
          Revolving Charge Program Agreement dated as of April 3,
          1992 by and among the Parent, Home Quarters Warehouse,
          Inc. and GECC.

                    "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                    "Hazardous Materials" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law;
          (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials; and (v) any other raw materials used or stored by a Borrower, building components (including but not limited to asbestos-containing materials) and manufactured products containing Hazardous Materials.

                    "Hechinger Family Members" shall mean all members of the Hechinger Family Group and the England
          Family Group (as such terms are defined in that certain voting agreement, dated as of August 23, 1989).

                    "Hechinger Reorganization Memorandum" shall mean the memorandum and Appendix A thereto attached hereto as Exhibit I prepared by the Borrowers describing certain transactions relating to the Parent and the Borrowers that occurred prior to the Closing Date and setting forth the locations of the Borrowers and any Persons that were merged into the Borrowers pursuant to such transactions.

                    "Indebtedness" shall mean as to any Person
          (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof;
          (v) obligations and liabilities directly or indirectly Guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations;
          (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person, and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis reasonably satisfactory to the Agent and in accordance with accepted practice.

                    "Indemnified Parties" shall have the meaning given that term in Section 10.06 hereof.

                    "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the borrowing date for, or the date of any continuation of or conversion for such Eurodollar Loan, as the case may be, and ending one, two or three months thereafter as the Administrative Borrower may elect in the applicable notice given to the Agent pursuant to Section 2.03 or
          Section 2.14, as appropriate; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; and
          (iii) no Interest Period for any Loan shall end after the Termination Date. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period.

                    "Inventory" shall mean all goods and
          merchandise of a Borrower including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.

                    "L/C Inventory" means the undrawn Stated Amount of documentary Letters of Credit for the importation of Eligible Inventory which has been or will be consigned to a common carrier that has or will issue documents of title covering such Inventory to CIT or the Letter of Credit Issuer.

                    "L/C Notice" shall have the meaning given to that term in Section 3.01(b).

                    "Lease" shall mean any lease of real property to which a Borrower is a party as lessee or lessor.

                    "Lenders" shall have the meaning given that term in the introductory paragraph to this Agreement.

                    "Letter of Credit" shall have the meaning given to that term in Section 3.01(a).

                    "Letter of Credit Application" shall have the meaning given to that term in Section 3.01(a) hereof.

                    "Letter of Credit Cash Collateral Account" shall mean the deposit account maintained at the Bank or such other bank as the Agent may select, which deposit account shall be under the sole dominion and control of the Agent.

                    "Letter of Credit Exposure" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding) and
          (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

                    "Letter of Credit Fee" shall have the meaning given to that term in Section 2.08(f) hereof.

                    "Letter of Credit Guaranty" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer, guaranteeing the Borrowers' reimbursement obligations under a reimbursement agreement, Letter of Credit Application or other like document.

                    "Letter of Credit Issuer" shall mean the issuer of the Letters of Credit, which shall be the Bank or The Dai-Ichi Kangyo Bank, Limited, New York Branch.

                    "Licensor Waiver Agreement" shall mean the Licensor Waiver Agreement dated the Closing Date, between Hechinger Royalty Company, a Delaware corporation, and the Agent.

                    "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                    "Loan" or "Loans" shall mean any and all loan or loans made by the Lenders or by the Agent on behalf of the Lenders to the Borrowers or made as a result of charges made to the Loan Account, in each case pursuant to the terms of this Agreement.

                    "Loan Account" shall have the meaning given that term in Section 2.08(a) hereof.

                    "Loan Documents" shall have the meaning given to that term in the definition of "Related Documents" set forth in this Section 1.01.

                    "Majority Lenders" shall mean, at any time, Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%).

                    "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), or properties of a Borrower, (ii) the ability of a Borrower to perform its obligations hereunder, under the Fee Letter or under any other Related Document, (iii) the Lien arising under the Related Documents on any Collateral other than on any Collateral with a de minimis value, (iv) the legality, validity or enforceability of this Agreement or any Related Document or the Lien arising under any Related Document, or (v) the aggregate value of the property included in the calculation of the Borrowing Base.

                    "Material Contract" means each contract or agreement to which a Borrower or the Parent is a party which is material to the business, operations, condition (financial or otherwise) performance, or properties of a Borrower or the Parent, excluding, however, all retail store leases.

                    "Minority Lenders" shall have the meaning given to that term in Section 10.03(b).

                    "Monogram" shall mean Monogram Credit Card Bank of Georgia.

                    "Monogram Agreement" shall mean the Credit Card Program Agreement dated as of February 5, 1992 by and among the Parent, Home Quarters Warehouse, Inc. and
          Monogram.

                    "Multiemployer Plan" shall mean a
          "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by a Borrower or any ERISA Affiliate.

                    "Net Proceeds" shall mean, for any asset sale or disposition, the amount of cash and other payments received (directly or indirectly) by a Borrower and/or its Subsidiaries net of the sum of (i) the principal amount of any Indebtedness secured by any Permitted Lien on such assets (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness under this Agreement),
          (ii) reasonable expenses incurred by such Borrower and/or its Subsidiaries in connection therewith, and (iii) transfer taxes paid by such Borrower and/or its Subsidiaries in connection therewith.

                    "1987 Indenture" shall mean the Indenture, dated as of March 15, 1987, between the Parent and First Union National Bank of North Carolina, as indenture trustee.

                    "1992 Indenture" shall mean the Indenture, dated as of October 1, 1992, between the Parent and First Union National Bank of North Carolina, as indenture trustee.

                    "Notes" shall mean the joint and several promissory notes of the Borrowers executed and delivered to the Lenders under this Agreement and substantially in the form of Exhibit A hereto, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                    "Notice of Borrowing" shall have the meaning given to that term in Section 2.03(a) hereof.

                    "Obligations" shall mean all indebtedness, obligations and liabilities of each Borrower to any Lender or the Agent incurred under or related to this Agreement, the Notes, the Fee Letter or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation those which are described in either of the following clauses (i) or (ii):

                    (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under
                10.06 hereof and similar agreements contained in
               the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of a Borrower), the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including the Agent Account, the Letter of Credit Cash Collateral Account, the Depository Accounts, the Cash Concentration Accounts or otherwise) constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                    (ii) All indebtedness, obligations and
               liabilities from time to time arising under or in connection with any account from time to time maintained by a Borrower or by any Lender or the Agent pursuant to the terms of this Agreement or any Related Document, including but not limited to all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

                    "Office" when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Administrative Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Administrative Borrower. In the event Chemical Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from the Agent to the Administrative Borrower be its office located at 55 Water Street, New York, New York 10004.

                    "Operating Assets" shall mean all merchandise, inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment, point-of-sale equipment, cash registers and data processing equipment) owned by a Borrower or any Subsidiary.

                    "Operating Lease Obligations" shall mean all obligations and indebtedness of a Borrower and its Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

                    "Operating Property" shall mean all real property and improvements thereon owned by a Borrower or any Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located, provided that such term shall not include any store, warehouse, service center or distribution center which such Borrower's board of directors declares by resolution not to be of material importance to the business of such Borrower and its Subsidiaries, taken as a whole.

                    "Other Taxes" shall have the meaning given to that term in Section 2.15.

                    "Parent" shall mean Hechinger Company, a Delaware corporation.

                    "Parent Bonds" shall mean the bonds issued pursuant to the 1987 Indenture or the 1992 Indenture.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                    "Permitted Designated Sales Percentage" shall mean, in connection with the purchase of Parent Bonds (i) if after giving effect to any such purchase of Parent Bonds by the Parent or any of its Subsidiaries, the sum of available cash of the Borrowers and the Availability of the Borrowers is equal to or greater than $125 million, 75%; (ii) if after giving effect to any such purchase of Parent Bonds by the Parent or any of its Subsidiaries, the sum of available cash of the Borrowers and the Availability of the Borrowers is equal to or greater than $150 million, 100%, and (iii) in all other cases, 0%.

                    "Permitted Investments" shall mean (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person;
          (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof by such Person;
          (d) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's and; (e) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with a bank or trust company described in clause (b) above and which are secured by readily available direct obligations of the United States of America or any agency thereof.

                    "Permitted Liens" shall have the meaning given that term in Section 8.01.

                    "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                     "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which a Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                    "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                    "Prime Loan" shall mean a Loan bearing interest at the Regular Rate.

                    "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by the Bank in New York, New York as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

                    "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provisions of Section 10.13 hereof, provided that, if the Revolving Credit Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Exposure and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Exposure.

                    "Register" shall have the meaning given that term in Section 10.13(c) hereof.

                    "Regular Rate" shall mean, for any day, the Prime Rate for such day plus 1%.

                    "Reimbursement Obligation" shall mean the aggregate joint and several obligations of the Borrowers to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any payment made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all fees and expenses related thereto.

                    "Related Documents" or "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Fee Letter, the Depository Account Agreements, Cash Concentration Account Agreements and the credit card depository account agreements, the Security Documents, each notice letter delivered to a Depository Bank or other financial institution pursuant to
          Section 7.13 hereof, the Licensor Waiver Agreement, the Dividend Letter, the Contribution Agreement, the Assignment and Assumption and the other documents, instruments and agreements referred to in Section 5.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

                    "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by a Borrower or any of its Subsidiaries, or at any disposed facility that received Hazardous Materials generated by such Borrower or any of its Subsidiaries.

                    "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

                    "Reportable Event" shall mean any of the events described in Section 4043(b) of ERISA (other than events for which the notice requirements have been waived).

                    "Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

                    "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth on Schedule 1.01(B) to this Agreement or assigned to such Lender in accordance with Section 10.13, as such amounts may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Credit Commitments" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $200,000,000.

                    "Sale and Lease-Back Transaction" shall have the meaning given that term in Section 8.04(b)(v) hereof.

                    "Security Agreements" shall mean the Security Agreements, substantially in the form of Exhibit B hereto, made by each Borrower in favor of the Agent, for the benefit of the Lenders, as modified and supplemented and in effect from time to time.

                    "Security Documents" shall mean, collectively, the Security Agreements executed and delivered by each Borrower, and all Uniform Commercial Code financing statements required by this Agreement and the Security Agreements to be filed with respect to the security interests in personal property created pursuant to such agreements, and all other documents and agreements executed and delivered by each Borrower and/or its Subsidiaries in connection with any of the foregoing documents.

                    "Settlement Period" shall have the meaning set forth in Section 2.03 hereof.

                    "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and
          (e) such Person is not engaged in business or a transaction, and, is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                    "Stated Amount" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                    "Stores" shall have the meaning specified therefor in the preamble hereto.

                    "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                    "Syndication Date" shall mean the earlier of
          (i) the date which is 60 days after the date of the initial loan and (ii) the date on which the Agent determines in its sole discretion (and notifies the Administrative Borrower and the Lenders) that the primary syndication (and the resulting addition of institutions as lenders pursuant to Section 10.13) has been completed.

                    "Taxes" shall have the meaning given to that term in Section 2.15.

                    "Termination Date" shall have the meaning given that term in Section 2.01 hereof.

                    "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on a Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
          Section 4041(c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan.

                    "Undrawn Letter of Credit Availability" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                    "Unreimbursed Draws" shall mean with respect to a Letter of Credit, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrowers, provided that Unreimbursed Draws shall not include any such payments that have been charged to the Loan Account and constitute a Loan pursuant to the terms of this Agreement.

                    "Unused Line Fee" shall have the meaning given to that term in Section 2.08(e).

                    1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent include reasonable good faith estimates by the Agent (in the case of quantitative determinations) and reasonable good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                    1.03.     Accounting Principles.  Except as
          otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrowers and the Majority Lenders so as to reflect such change in GAAP.

          ARTICLE II
          THE CREDITS

                    2.01. Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrowers at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount for the Borrowers not exceeding at any one time its Pro Rata Share of the Current Commitment at such time. The "Current Commitment" at any time shall be equal to the lesser of
          (A) $200,000,000, as such amount may have been reduced pursuant to the terms of this Agreement at such time, and
          (B) the Borrowing Base. No Lender shall have an obligation to make Loans hereunder or arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. Notwithstanding anything to the contrary, prior to the Syndication Date, all Loans shall be incurred and be maintained as Prime Loans. The "Termination Date" means the date on which the Revolving Credit Commitment of each Lender expires, which shall be February 19, 1999. Within the limits of time and amount set forth in this
          Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay and reborrow hereunder.

                    2.02.     Notes.  The joint and several
          obligation of the Borrowers to repay the unpaid principal amount of the Loans made to them by each Lender and to pay interest thereon shall be evidenced in part by a Note dated the date of this Agreement in the principal amount of such Lender's Revolving Credit Commitment with the blanks appropriately filled in. An executed Note for each Lender shall be jointly delivered by the Borrowers to the Agent on the date of the execution and delivery of this Agreement.

                    2.03.     Notice of Borrowing; Making of Loans.

                         (a)  Whenever a Borrower desires to
          borrow, the Administrative Borrower shall provide notice to the Agent of such proposed borrowing (a "Notice of Borrowing"), each such notice, to be given (i) not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, or (ii) not later than 12:00 noon (New York City time) on the third Business Day before the date of such borrowing, in the case of a borrowing consisting of Eurodollar Loans, setting forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) whether such Loan is requested to be a Prime Loan or a Eurodollar Loan and, if a Eurodollar Loan, the Interest Period requested with respect thereto, (c) the principal amount of the Loan being borrowed, (d) the account information where such Loan is to be received and
          (e) the Borrower that will receive the proceeds of such Loan and the use[s] of proceeds of such Loan. Such notice shall be given by telephone or in writing by a Designated Borrowing Officer, provided, that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent, on or before the date on which such Loan is to be made, of a written notice substantially in the form of Exhibit F hereto containing the original or facsimile signature of a Designated Borrowing Officer. Except for a Notice of Borrowing when the Agent will fund the related Loan pursuant to Section 2.03(e) hereof, the Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in
          Section 2.03(e), on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in Section 5.02 have not been satisfied, the Agent shall make the funds so received from the Lenders available to a Borrower not later than 2:30 p.m. (New York City time), on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account of such Borrower if such Disbursement Account is located at the Bank and
          (ii) initiating a wire transfer of same day funds to the Disbursement Account if such Disbursement Account is not located at the Bank.

                         (b)  The Agent and each Lender shall be
          entitled to rely conclusively on each Designated Borrowing Officer's authority to request a Loan on behalf of the Borrowers until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                         (c)  The Agent and the Lenders shall not
          incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, a Borrower shall have effected a Loan hereunder.

                         (d)  Each Notice of Borrowing pursuant to
          this Section 2.03 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Prime Loan shall be in a minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof, and each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof, provided that the Borrowers shall not be entitled to request any Loan that, if made, would result in an aggregate of more than ten separate Eurodollar Loans of any Lender being outstanding hereunder at any one time.

                         (e)  (i)  Except as otherwise provided in
          this subsection 2.03(e), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                              (ii) Notwithstanding any other
          provision of this Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Lenders and the Agent, the Borrowers, the Lenders and the Agent agree that the Agent may (but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.03(f); provided, however, that (a) the Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied on the day of the proposed Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in
          Section 5.02 have been satisfied.

                              (iii)     Unless (A) the Agent has
          notified the Lenders that the Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.03(e)(ii), or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to a Borrower on such day. If the Agent makes such corresponding amount available to a Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to a Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account.

                              (iv) Nothing in this subsection
          2.03(e) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                         (f)  (i)  With respect to all periods for
          which the Agent has funded Loans pursuant to subsection 2.03(e), within 15 days after the last day of each calendar month, or such shorter period as it may from time to time select (any such month or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(f) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                              (ii) In the event that any Lender
          fails to make any payment required to be made by it pursuant to subsection 2.03(f)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to a Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(f)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrowers or the Agent may have against any Lender as a result of any default by such Lender hereunder.

                    2.04.     Reduction of Commitment; Mandatory
          Prepayment; Optional Prepayment.

                         (a)  Optional Reduction of the Commitment.
          (i) Subject to Section 2.04(e), the Borrowers may at any time or from time to time and without penalty or premium reduce the Revolving Credit Commitments of the Lenders to an amount (which may be zero) not less than the sum of the unpaid principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Administrative Borrower under Section 2.03 hereof plus the Letter of Credit Exposure at such time plus the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section 3.01 hereof. Any reduction shall be in an amount which is an integral multiple of $10,000,000. Reduction of the Revolving Credit Commitments of the Lenders shall be made by providing not less than two Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Revolving Credit Commitments of the Lenders are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

                              (ii) Mandatory Termination of
          Commitment. On the date which is sixty (60) days after the occurrence of a Change of Control, the Revolving Credit Commitments of all Lenders shall automatically terminate, provided that the Revolving Credit Commitments shall not terminate if, before the 60th day after the occurrence of a Change of Control, all Lenders notify the Agent that they have elected not to terminate their Revolving Credit Commitments.

                         (b)  Mandatory Prepayment.  (i) Exceeding
          Current Commitment. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding plus the Letter of Credit Exposure at such time, the Borrowers shall prepay an amount of the Loans not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral, or other collateral acceptable to the Agent in its sole discretion, to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders, the Administrative Borrower shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

                              (ii) Asset Sales.  In connection with
          the consummation of any sale or disposition of assets permitted under Section 8.04(b)(ii) hereof, the Borrowers shall prepay the Loans in an aggregate principal amount equal to 50% of all Net Proceeds of such sale or disposition if any such Net Proceeds have not been used for the Borrowers' working capital or other general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement, within a period of twelve (12) months from the date of receipt of such Net Proceeds.

                              (iii)     Other Mandatory
          Prepayments. The Agent shall on each Business Day apply funds deposited in the Agent Account to the payment, in whole or in part, of the Obligations outstanding.

                         (c)  Optional Prepayment.  The Borrowers
          may at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding. Any partial prepayment of a Eurodollar Loan shall not reduce the aggregate principal amount of such Eurodollar Loan to less than $5,000,000.

                         (d)  Prepayment Penalty.  All prepayments
          of Loans under this Section 2.04 shall be without premium or penalty, except that any prepayment of Eurodollar Loans shall be subject to the provisions of Section 2.12 hereof.

                         (e)  Termination Fee.  Notwithstanding the
          foregoing, the Borrowers jointly and severally agree that if the Revolving Credit Commitments are terminated (whether such termination is optional or mandatory, including after the occurrence of an Event of Default) in whole at any time prior to the Termination Date, the Borrowers will pay to the Agent, for the account of each Lender, on the date of such termination (together with any payments of principal, interest, fees or other amounts payable hereunder or under the Fee Letter on such date), a fee equal to 1% of the average outstanding amount of all outstanding Loans and the Letter of Credit Exposure from the Closing Date to the date of such termination, provided that if such termination is made pursuant to Section 2.04(a)(ii) as a result of a Change of Control, the fee shall be equal to 1/2% of the average outstanding amount of all outstanding Loans and Letter of Credit Exposure from the Closing Date to the date of such termination.

                    2.05.     Interest Rate.

                         (a)  Each Prime Loan shall bear interest
          at a rate per annum for each day until paid equal to the Regular Rate for such day.

                         (b)  Each Eurodollar Loan shall bear
          interest at a rate per annum equal to the Eurodollar Rate plus 2.75% for the Interest Period in effect for such Eurodollar Loan.

                    2.06.     Interest Payment Dates.  The
          Borrowers shall jointly and severally pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable (i) if such Loan is a Prime Loan, monthly in arrears on the first day of each month, commencing March 1, 1996, and (ii) if such Loan is a Eurodollar Loan, on the last day of the Interest Period of such Eurodollar Loan. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                    2.07. Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination
          Date.

                    2.08.     Payments.

                         (a)  Time, Place and Manner.  All payments
          and prepayments to be made in respect of principal, interest, fees or other amounts due jointly and severally from the Borrowers hereunder, under the Fee Letter, the Notes or any other Related Document shall be payable at or before 12:00 Noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent, CIT or the Lenders, as the case may be, at the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a loan account (the "Loan Account") on its books in the joint name of the Borrowers in which the Borrowers will be charged with Loans made by the Agent or the Lenders to any Borrower hereunder and with any other Obligations. The Borrowers and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Loan Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrower and the Lenders confirm that any charges which the Agent may so make to the Loan Account as herein provided will be made as an accommodation to the Borrowers and solely at the Agent's discretion and shall constitute a Loan to the Borrowers funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and 2.03(f) of this Agreement. Each of the Lenders and each of the Borrowers agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. The Loan Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrowers or others for the account of the Borrowers. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan. It is expressly understood and agreed by the Borrowers that the Agent and the Lenders shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition of Loans, Agent Advances or Letters of Credit made to the Borrowers or any fees, costs or expenses for which the Borrowers are jointly and severally obligated under this Agreement.

                         (b)  Periodic Statements.  The Agent shall
          provide the Lenders and the Borrowers promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Loan Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month,
          (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Loan Account or Loans to be made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by CIT or the Lenders under the Letter of Credit Guaranty, and (G) the amount and nature of any charges to the Loan Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrowers' and each Lender's express right to rebut such presumption by conclusively demonstrating the existence of any error on the part of the Agent.

                         (c)  Apportionment of Payments.  Except as
          otherwise provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be jointly and severally paid by the Borrowers to the Lenders under subsections 2.04(e), 2.08(e) and 2.08(f) shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or as to the Borrowers shall be applied subject to the provisions of this Agreement first, to pay principal of and interest on any Loans funded by the Agent on behalf of the Lenders and any fees, expense reimbursements or indemnities then due to the Agent from the Borrowers; second, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; third, to pay interest due in respect of Loans and Unreimbursed Draws under Letters of Credit; and fourth, to pay, prepay or provide cash collateral, if then required, in respect of principal of Loans and Letter of Credit Exposure. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrowers hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrowers under this Agreement determined in accordance with the apportionments contemplated by this
          Section 2.08(c). To the extent that the Borrowers make a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

                         (d)  Interest Upon Events of Default.  To
          the extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 9.01, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder, under the Fee Letter or under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis as provided in this subsection 2.08(d) and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of 3% above the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate.

                         (e)  Unused Line Fee.  From and after the
          Closing Date until the Termination Date, the Borrowers shall jointly and severally pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an unused line fee (the "Unused Line Fee") accruing at the rate of one-quarter of one percent (0.25%) per annum, on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the Loans and Letter of Credit Exposure outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing March 1, 1996.

                         (f)  Letter of Credit Fees.  From and
          after the Closing Date until the Termination Date, the Borrowers shall jointly and severally pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, a letter of credit fee (the "Letter of Credit Fee") accruing at the rate of one percent (1.00%) per annum on the average daily Undrawn Letter of Credit Availability of all Letters of Credit. All Letter of Credit Fees shall be payable monthly in arrears on the first day of each month commencing
          March 1, 1996. The Borrowers shall also jointly and severally pay the customary letter of credit fees and charges of CIT and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Letter of Credit Fees received by the Agent.

                         (g)  Fees.  The Borrowers shall jointly
          and severally pay to the Agent the fees set forth in the Fee Letter at the times set forth in the Fee Letter. All fees required to be paid to the Agent pursuant to the Fee Letter, this Agreement and any other Related Document shall be paid to the Agent for its own account as required therein. All fees under this Agreement, the Fee Letter and the other Related Documents are non-refundable under all circumstances.

                    2.09.     Use of Proceeds .   The Borrowers
          hereby covenant, represent and warrant that, the proceeds of the Loans will be used (i) to purchase Inventory, (ii) to pay all or part of the purchase price or construction costs in respect of Operating Property or Operating Assets acquired by a Borrower or any of its Subsidiaries,
          (iii) to refinance the existing Indebtedness of the Borrowers outstanding on the Closing Date pursuant to the CIT Demand Note, and (iv) for other working capital and general corporate purposes. The Borrowers hereby covenant, represent and warrant that the proceeds of the Letters of Credit will be used (A) to import Inventory in the ordinary course of each Borrower's business and (B) for general corporate purposes, including but not limited to workers compensation insurance and general liability insurance programs. At any time during which the limitation with respect to Exempted Debt contained in Sections 3.6 and 3.8 of the 1992 Indenture remains in effect, both before and after giving effect to the making of any Loan or the issuance of any Letter of Credit the proceeds of which will be used for the purposes set forth in clause (iv) of the first sentence of this Section 2.04 or clause (B) of the second sentence of this Section 2.04, Exempted Debt will not exceed 10% of Consolidated Tangible Net Assets.

                    2.10.     Eurodollar Rate Not Determinable;
          Illegality or Impropriety.

                         (a)  In the event, and on each occasion,
          that on or before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Bank that, the Eurodollar Rate cannot be determined for any reason or the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Administrative Borrower and the other Lenders. In the event of any such determination, any request by the Administrative Borrower for a Eurodollar Loan pursuant to Section 2.03 shall, until the Agent shall have advised the Administrative Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Loan. Each determination by the Agent hereunder shall be conclusive and binding absent manifest error.

                         (b)  In the event that it shall be
          unlawful or improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Administrative Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Administrative Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Administrative Borrower, and the Administrative Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Prime Loan.

                    2.11.     Reserve Requirements; Capital
          Adequacy Circumstances.

                         (a)  Notwithstanding any other provision
          herein, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender of the principal of or interest on any Eurodollar Loan made by such Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit Issuer, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of making or maintaining any Eurodollar Loan or issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrowers shall jointly and severally pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts jointly and severally payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this
          Section 2.11(a) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Administrative Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                         (b)  If the Letter of Credit Issuer or any
          Lender shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrowers shall jointly and severally reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrowers to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(b) shall be paid by the Borrowers to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Administrative Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

                         (c)  The Letter of Credit Issuer or any
          Lender may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; provided that the Letter of Credit Issuer or such Lender shall provide to the Administrative Borrower a certificate setting forth in reasonable detail the basis on which such demand is made. The protection of this Section 2.11 shall be available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. Any request for payment by such Letter of Credit Issuer or Lender, as the case may be, shall be accompanied by a statement that the Letter of Credit Issuer or such Lender, as the case may be, is using reasonable efforts to collect comparable amounts from similarly situated account parties or borrowers having similar relationships with the Letter of Credit Issuer or the Lender, as the case may be, under documentation which gives the Letter of Credit Issuer or the Lender, as the case may be, substantially the same rights with respect to such increased costs or reductions of payments as required in this Section 2.11.

                    2.12.     Indemnity.

                    The Borrowers shall jointly and severally indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of (a) any failure by a Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by a Borrower to borrow any Eurodollar Loan hereunder or to convert any Prime Loan into a Eurodollar Loan after notice of such borrowing or conversion has been given pursuant to
          Section 2.03 or Section 2.14, as the case may be, (c) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or
          (e) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed or converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert on the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow or convert) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrowers and shall be conclusive and binding absent manifest error.

                    2.13.     Sharing of Setoffs.

                    Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against a Borrower or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that if any such purchase or purchases or adjustments shall be made pursuant to this
          Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys jointly and severally owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrowers in the amount of such participation.

                    2.14. Continuation and Conversion of Loans. Subject to Section 2.03 and Section 2.10 hereof, the Administrative Borrower shall have the right, at any time, (i) on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period or, after the Syndication Date, to convert any Prime Loan or portion thereof into a Eurodollar Loan, or (ii) on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Prime Loan, subject to the following:

                         (A)  in the case of a continuation of a
               Eurodollar Loan or portion thereof as such or a conversion of a Prime Loan or portion thereof into a Eurodollar Loan, (1) no Event of Default or Potential Default shall have occurred and be continuing at the time of such continuation or conversion and (2) Eurodollar Loans resulting from this Section 2.14 shall be limited in number as provided in Section 2.03(d);

                         (B)  in the case of a continuation or
               conversion of less than all Loans, the aggregate principal amount of any Eurodollar Loan continued or converted shall not be less than $5,000,000 and in multiples of $1,000,000 if in excess thereof;

                         (C)  each conversion shall be effected by
               the Lenders by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; and, in the case of a conversion from a Eurodollar Loan to a Prime Loan, accrued interest on the Eurodollar Loan (or portion thereof) being converted shall be jointly and severally paid by the Borrowers at the time of conversion;

                         (D)  if the new Loan made in respect of a
               conversion shall be a Eurodollar Loan, the first
               Interest Period with respect thereto shall commence on the date of conversion;

                         (E)  no portion of any Loan shall be
               continued or converted to a Eurodollar Loan with an Interest Period ending later than the Termination
               Date; and

                         (F)  if any conversion of a Eurodollar
               Loan shall be effected on a day other than the last day of an Interest Period, the Borrowers shall jointly and severally reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.12 hereof.

          In the event that the Administrative Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan (unless repaid) shall automatically become a Prime Loan at the expiration of the then current Interest Period.

                    2.15. Taxes. (a) All payments made by the Borrowers hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders or the Letter of Credit Issuer (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrowers shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Letter of Credit Issuer pursuant to this sentence) the Lenders or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions or withholdings, and (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, the Borrowers agree to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "Other Taxes").

                         (b)  The Borrowers will jointly and
          severally indemnify the Lenders and the Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
          Section 2.15) paid by any Lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or such Letter of Credit Issuer makes written demand.

                         (c)  Each Lender which is a foreign person
          (i.e., a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                              (i)  it shall, no later than the
               Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.13 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Borrower through the Agent:

                              (A)  two accurate and complete signed
          originals of Form 4224, or

                              (B)  two accurate and complete signed
          originals of Form 1001,

          in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending installation under this Agreement free from withholding of United States Federal income tax;

                              (ii) if at any time such Lender
               changes its lending installation or installations or selects an additional lending installation it shall, at the same time or reasonably promptly thereafter, deliver to the Administrative Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder:

                              (A)  if such changed or additional
          lending installation is located in the United States, two accurate and complete signed originals of Form 4224, or

                              (B)  otherwise, two accurate and
          complete signed originals of Form 1001,

          in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending installation under this Agreement free from withholding of United States Federal income tax; and

                              (iii)     it shall, promptly upon a
               Borrower's reasonable request to that effect, deliver to the Administrative Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                         (d)  If a Borrower fails to perform its
          obligations under this Section 2.15, the Borrowers shall jointly and severally indemnify the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

          ARTICLE III
          LETTERS OF CREDIT

                    3.01.     Letters of Credit.

                         (a)  General.  In order to assist the
          Borrowers in establishing or opening documentary and standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (the "Letters of Credit") with the Letter of Credit Issuer, the Borrowers have requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to that of the Borrowers, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Borrowers will be, jointly and severally, the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit C hereto or on a computer transmission system approved by CIT and the Letter of Credit Issuer or such other written form or computer transmission system or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "Letter of Credit Application"). In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, for purposes of this Agreement the terms of this Agreement shall control.

                              (i)  The aggregate Letter of Credit
          Exposure shall not exceed $80 million. In addition, changes or modifications of the Letters of Credit by the Borrowers and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion, provided, however, that (x) the expiry date of all Letters of Credit shall be no later than 15 days prior to the Termination Date unless on or prior to 15 days prior to the Termination Date such Letters of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount of such Letters of Credit, (y) the Letters of Credit and all documentation in connection therewith shall be in form and substance satisfactory to CIT and the Letter of Credit Issuer, and (z) Letters of Credit shall not be issued for the benefit of domestic trade creditors in connection with the purchase of Inventory by a Borrower.

                              (ii) The Agent shall have the right,
          without notice to the Borrowers, to charge the Loan Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, CIT or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by CIT or the Lenders under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default. Any amount charged to the Loan Account shall be deemed a Loan hereunder made by the Lenders to the Borrowers, funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and (f). Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrowers by the Letter of Credit Issuer in connection with or arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Loan Account in full when charged to or paid by CIT and any such charges by CIT to the Loan Account shall be conclusive and binding on the Borrowers and the Lenders absent manifest error. Each of the Lenders and the Borrowers agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in
          Section 5.02 have been satisfied.

                              (iii)     The Borrowers agree to
          unconditionally and jointly and severally indemnify the Agent, CIT and each Lender and to hold the Agent, CIT and each Lender harmless from any and all loss, claim or liability incurred by the Agent, CIT or any such Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrowers' account and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, CIT or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrowers further agree to jointly and severally hold the Agent, CIT and each Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer. The Borrowers' unconditional, joint and several obligation to the Agent, CIT and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, CIT's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrowers agree that any charges incurred by CIT for the Borrowers' account by the Letter of Credit Issuer shall be conclusive and binding on the Borrowers absent manifest error and may be charged to the Loan Account.

                              (iv) None of the Agent, CIT, the
          Letter of Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrowers. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                              (v)  The Borrowers jointly and
          severally agree that any action taken by the Agent, CIT, the Letter of Credit Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the goods purported to be represented by any documents, shall be binding on the Borrowers (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT or the Lenders in any resulting liability to the Borrowers. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrowers.

                              (vi) Without CIT's express consent in
          writing or through a computer transmission, the Borrowers jointly and severally agree: (x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                              (vii)     The Borrowers jointly and
          severally agree that any necessary and material import, export or other license or certificates for the import or handling of Inventory required to be obtained by either Borrower will have been promptly procured; all foreign and domestic governmental laws and regulations applicable to either Borrower in regard to the shipment and importation of Inventory or the financing thereof will have been timely and fully complied with, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, the Borrowers represent and warrant that all shipments made under any such Letters of Credit are in compliance with the laws and regulations of the countries in which the shipments originate and terminate except where all instances of such non-compliance taken together will not have a Material Adverse Effect. As between the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrowers jointly and severally assume all risk, liability and responsibility for, and agree to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrowers, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrowers' joint and several risk, liability and responsibility.

                              (viii)    Upon any payments made to
          the Letter of Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrowers to the Letter of Credit Issuer in any Letter of Credit Application, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

                              (ix) In the event that the Borrowers
          are required to provide cash collateral for any Letter of Credit, the Borrowers shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until either all Obligations have been paid in full in cash or cash collateral is no longer required under the terms of this Agreement; provided, that, when the Borrowers elect, and are not required to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrowers if at such time an Event of Default or Potential Default has not occurred and is not continuing.

                         (b)  Request for Issuance.  The
          Administrative Borrower may from time to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist a Borrower in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 5.02 will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
          Section 5.02 have been satisfied.

                    3.02.     Participations.

                         (a)  Purchase of Participations.
          Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrowers with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                         (b)  Sharing of Letter of Credit Payments.
          In the event that CIT makes any payment in respect of the Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Loan Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(ii).

                         (c)  Obligations Irrevocable.  The
          obligations of a Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                              (i)  any lack of validity or
               enforceability of this Agreement or any of the other Related Documents;

                              (ii) the existence of any claim,
               setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other party and the beneficiary named in any Letter of Credit);

                              (iii)     any draft, certificate or
               any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                              (iv) the surrender or impairment of
               any security for the performance or observance of any of the terms of any of the Related Documents;

                              (v)  any failure by the Agent to
               provide any notices required pursuant to this Agreement relating to Letters of Credit; or

                              (vi) the occurrence of any Event of
          Default or Potential Default.

          ARTICLE IV
          BORROWING BASE

                    4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit. CIT and the other Lenders shall have no obligation to make a Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, the Current Commitment at such time.

                    4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Administrative Borrower shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

                    4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrowers under this Article IV are absolute, unconditional and joint and several and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section 4.01 hereof or their right to payment in accordance with
          Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein, the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

                    4.04 Borrowing Base Certificate.

                         (a)  By 12:00 noon, New York City time
          five (5) Business Days after the Saturday of each week (and on any other date on which the Agent reasonably requests), the Administrative Borrower shall furnish to the Agent a certificate ("Borrowing Base Certificate") substantially in the form attached hereto as Exhibit D, certified as true and correct by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of each Borrower's close of business on the Saturday of the preceding week, together with such other information with respect to the Inventory of the Borrowers as the Agent may reasonably request.

                         (b)  In the event of any dispute about the
          eligibility of any asset for inclusion in the Borrowing
          Base or the valuation thereof, the Agent's good faith judgment shall control.

                         (c)  The Borrowing Base set forth in a
          Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrowers, in which case the value of such asset shall, at the discretion of the Borrowers, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

                         (d)  Each Borrowing Base Certificate shall
          be accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

                    4.05. General Provisions. Notwithstanding anything to the contrary in this Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.

          ARTICLE V
          CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                           ISSUANCE AND LENDING

                    5.01.     Conditions Precedent to
          Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan hereunder or the obligation of CIT or any Lender to assist a Borrower in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

                         (a)  Payment of Fees, Etc.  The Borrowers
          shall have paid all fees, costs, expenses and taxes then payable by the Borrowers including, without limitation, those due and payable pursuant to Sections 2.08 and 10.06 hereof. The Borrowers shall have paid to counsel to the Agent all fees and other client charges due to such counsel on the Closing Date.

                         (b)  Representations and Warranties; No
          Event of Default. The representations and warranties contained in Article VI of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct in all material respects on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                         (c)  Legality.  The making of the initial
          Loans and the issuance of the initial Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Lenders or the Letter of Credit
          Issuer.

                         (d)  Delivery of Documents.  The Agent
          shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing
          Date:

                              (i)  a Note jointly and severally
               payable to the order of each Lender, duly executed by the Borrowers;

                              (ii) the Security Agreements, duly
               executed by each Borrower;

                              (iii)     appropriate financing
               statements on Form UCC-1, duly executed by each Borrower to be duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents;

                              (iv) certified copies of requests for
               copies or information on Form UCC-11, listing all effective financing statements which name as debtor each Borrower, tax liens and judgment liens and which are filed in the offices referred to in paragraph (iii) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral;

                              (v)  a copy of the resolutions
               adopted by the Board of Directors of each Borrower, certified as of the Closing Date by authorized officers thereof, authorizing (A) in the case of each such Borrower, the borrowings hereunder and the transactions contemplated by the Loan Documents to which each such Borrower is or will be a party, and
               (B) the execution, delivery and performance by each such Borrower of each Loan Document and the execution and delivery of the other documents to be delivered by such Borrower in connection therewith;

                              (vi) a certificate of an authorized
               officer of each Borrower, certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which such Borrower is or will be a party and the other documents to be executed and delivered by such Borrower in connection therewith, together with evidence of the incumbency of such authorized officers;

                              (vii)     a certificate, dated as of
               a date not more than 10 Business Days prior to the Closing Date, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of each Borrower, certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states and listing all charter documents of such Person on file with such official(s), together with confirmation by telephone or telegram (where available) on the Closing Date from such official(s) as to such matters;

                              (viii)    a copy of the charter of
               each Borrower certified as of a date not more than 10 days prior to the Closing Date by the appropriate official(s) of the state of incorporation of each such Borrower and as of the Closing Date by an authorized officer of each such Borrower;

                              (ix) a copy of the by-laws of each
               Borrower, certified as of the Closing Date by an authorized officer of each such Person;

                              (x)  an opinion of Skadden, Arps,
               Slate, Meagher & Flom, New York, Delaware, Illinois, Washington, D.C. and Massachusetts counsel to the Borrowers, and opinions from special Virginia, Maryland, Pennsylvania, Ohio, Michigan and Missouri counsel to the Borrowers, each in form and substance satisfactory to the Agent and as to such other matters as the Agent may reasonably request;

                              (xi) a certificate of the Designated
               Financial Officer of each Borrower, certifying as to the matters set forth in subsection (b) of this
               Section 5.01;

                              (xii)     a copy of the consolidated
               financial statements and consolidated projections of the Parent and its Subsidiaries referred to in
               Section 6.07 hereof together with a certificate of the Designated Financial Officer of the Parent setting forth all pending and, to the knowledge of each Borrower, threatened litigation or claims and all guarantees and other contingent liabilities of each Borrower and its Subsidiaries in an amount in excess of $300,000;

                              (xiii)    a Borrowing Base
               Certificate current as of the close of business on a date not earlier than February 3, 1996, certified by the Designated Financial Officer of the Administrative Borrower;

                              (xiv)     a certificate of an
               authorized officer of the Administrative Borrower certifying the names and true signatures of those officers of the Administrative Borrower that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                              (xv) a copy of each Material Contract
               certified as a true and correct copy thereof by the Designated Financial Officer of the Administrative
               Borrower;

                              (xvi)     a copy of the GECC
               Agreement, the Monogram Agreement and each other credit card servicer agreement to which a Borrower is a party on the Closing Date, certified as true and correct copies thereof by the Designated Financial Officer of the Administrative Borrower;

                              (xvii)    copies, certified as true
               and correct by a Designated Financial Officer of the Administrative Borrower, of any collective bargaining agreements or any other similar agreement or arrangements covering the employees of such Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

                              (xviii)   a certificate of insurance
               evidencing insurance on the property of each Borrower as is required by Section 7.07 of this Agreement, naming the Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintenance by each Borrower;

                              (xix)     the Licensor Waiver
               Agreement, duly executed by Hechinger Royalty
               Company and the Agent;

                              (xx) the Contribution Agreement, duly
               executed by each of Stores and East Coast;

                              (xxi)     the Dividend Letter, duly
               executed by the Parent;

                              (xxii)    the Asset Sale Letter, duly
               executed by the Designated Financial Officer of the Administrative Borrower;

                              (xxiii)   the Financial Statement
               Letter, duly executed by the Designated Financial
               Officer at the Administrative Borrower;

                              (xxiv)    the Assignment and
               Assumption, duly executed by each of Stores and East
               Coast; and

                              (xxv)     such other agreements,
               instruments, approvals, opinions and other documents as the Agent may reasonably request.

                         (e)  Proceedings; Receipt of Documents.
          All proceedings in connection with the transactions contemplated by this Agreement and the Related Documents and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                         (f)  Cash Management System.  The cash
          management system of the Borrowers shall be satisfactory to the Agent.

                         (g)  Audit.  The Agent shall have
          completed and shall be satisfied (in its sole discretion) with the results of an audit of the Inventory, assets and liabilities and books and records of the Borrowers and the Borrowers shall have paid all fees and expenses payable in connection with such audit.

                         (h)  Appraisal.  The Agent shall have
          received a report on the Inventory of each Borrower, prepared by Alco Capital Group, Inc., which report shall be in form and substance satisfactory to the Agent.

                         (i)  Lien Priority.  The Lien in favor of
          the Agent pursuant to the Related Documents shall be a valid and perfected first priority Lien on the Collateral, which shall be subject to no other Liens except for Permitted Liens.

                         (j)  Compliance.  The Agent shall have
          received evidence reasonably satisfactory to the Agent of each Borrower's compliance with all Environmental Laws, ERISA, tax and labor matters.

                         (k)  Legal Restraints/Litigation.  On the
          Closing Date, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or, to the knowledge of each Borrower or threatened, against a Borrower or its Subsidiaries, or their assets, by any agency, division or department of any county, city, state or federal government arising out of the transactions contemplated by the Loan Documents,
          (2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated pursuant to the transactions contemplated by the Loan Documents, or
          (3) suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of a Borrower, threatened against such Borrower or its Subsidiaries, or their assets, which, could have a Material Adverse Effect.

                         (l)  Existing Loans.  The loans made by
          CIT to the Borrowers pursuant to the CIT Demand Note and outstanding immediately prior to the Closing Date shall be repaid in full (which may be with the proceeds of the Loans).

                    5.02.     Conditions Precedent to Loans and
          Letters of Credit.  In addition to the requirements of
          Section 5.01, the obligation of each Lender to make any Loan and the obligation of CIT or any Lender to assist the Administrative Borrower in obtaining the issuance of any Letter of Credit is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                         (a)  Payment of Fees, Etc.  The Borrowers
          shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08 and
          10.06 hereof.

                         (b)  Representations and Warranties; No
          Event of Default. The following statements shall be true, and the submission by the Administrative Borrower to the Agent of a Notice of Borrowing with respect to a Loan and a Borrower's acceptance of the proceeds of such Loan, or the submission by the Administrative Borrower to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by each Borrower on the date of such Loan and the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in Article VI of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Loan or Letter of Credit are correct in all material respects on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date) and;
          (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                         (c)  Legality.  The making of such Loan or
          the issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Lenders or the Letter of Credit Issuer.

                         (d)  Borrowing Notice.  The Agent shall
          have received a Notice of Borrowing pursuant to
          Section 2.03 hereof no later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed borrowing with respect to a Eurodollar Loan or on the date of a proposed borrowing of a Prime Loan or an L/C Notice and a Letter of Credit Application pursuant to
          Section 3.01 hereof not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit.

                         (e)  Delivery of Documents.  The Agent
          shall have received such other agreements, instruments, approvals and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

                         (f)  Proceedings; Receipt of Documents.
          All proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such document, in form and substance satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                         (g)  Commitment.  The aggregate unpaid
          principal amount of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

                         (h)  Delivery of Certificate Regarding
          Compliance with Exempted Debt to Consolidated Tangible Net Asset Test. At any time during which the limitation with respect to Exempted Debt contained in Sections 3.6 and 3.8 of the 1992 Indenture remains in effect, in connection with Loans and Letters of Credit, the proceeds of which will not be used to purchase or import Inventory, to purchase Operating Property or Operating Assets or to refinance existing Indebtedness owing to CIT pursuant to the CIT Demand Note, the Administrative Borrower shall deliver to the Agent a certificate of its Designated Financial Officer (which may be contained in the Notice of Borrowing or Letter of Credit Application, as applicable) setting forth the calculations establishing that, both before and after the making of such Loan or the issuance of such Letter of Credit, Exempted Debt is not greater than 10% of Consolidated Tangible Net Assets.

          Any oral or written request by the Administrative Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Administrative Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrowers that the conditions set forth in this Section 5.02 have been satisfied as of the date of such Credit Extension.

          ARTICLE VI
          REPRESENTATIONS AND WARRANTIES

                    Each Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                    6.01.     Organization, Good Standing, Etc.
          Each Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of each Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except, with respect to this clause (iii), where all instances of such failure to qualify taken together will not have a Material Adverse Effect.

                    6.02. Authorization, Etc.. The execution, delivery and performance by each Borrower of each Loan Document to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which a Borrower is a party or by which such Borrower or its properties may be subject, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                    6.03.     Governmental Approvals.  No
          authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by each Borrower of each Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof, except for the filings and recordings in respect of the Liens created pursuant to the Security Documents.

                    6.04.     Enforceability of Loan Documents.
          This Agreement is, and each other Loan Document to which a Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

                    6.05. Subsidiaries. Schedule 6.05 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of each Borrower in existence on the Closing Date. All shares of such stock owned by each Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens, except for the Liens in favor of the Agent that secure payment of the Obligations. There are no options, warrants or other rights to acquire shares of capital stock of any Subsidiary of a Borrower.

                    6.06.     Litigation.  Except as set forth on
          Schedule 6.06 hereto, there is no pending or, to the knowledge of each Borrower, threatened action, suit or proceeding requesting damages in an amount in excess of $300,000 affecting a Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator in existence on the Closing Date. There is no pending or, to the knowledge of each Borrower, threatened action, suit or proceeding affecting a Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which may have a Material Adverse Effect.

                    6.07.     Financial Condition.

                         (a)  Historical Statements.  The Borrowers
          have heretofore furnished to the Lenders a balance sheet of the Parent and its Consolidated Subsidiaries for the fiscal year ended January 28, 1995 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by Ernst & Young, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Parent and its Consolidated Subsidiaries for and as of the end of the nine-month period ended October 29, 1995, as certified by a Designated Financial Officer of the Parent. Such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and such nine month period and the results of its operations and the cash flows for the fiscal year and such nine month period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year except as disclosed therein. Except as disclosed in the Financial Statement Letter or in the Schedules hereto, the Parent and its Consolidated Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

                         (b)  The Borrowers have heretofore
          furnished to the Lenders month-to-month projections of the Parent and its Consolidated Subsidiaries for the twelve months ending January 31, 1997 and such projections have been prepared in accordance with the standard set forth in the second sentence of Section 6.17 hereof.

                    6.08 Compliance with Law, Etc. Each Borrower and its Subsidiaries is not in violation of its charter or by-laws, any law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or any term of any material agreement or instrument binding on or otherwise affecting it or any of its properties, except, in the case of violations of law, where all such violations taken together will not have a Material Adverse Effect.

                    6.09.     ERISA.  (i) Each Plan is in
          substantial compliance with the applicable provisions of ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Benefit Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Benefit Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Neither Borrower nor any of their respective ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither Borrower is aware of any facts indicating that such Borrower or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code or as disclosed on Schedule 6.09, the Borrowers do not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. Neither Borrower nor any of their respective ERISA Affiliates have incurred any liability under the Worker Adjustment and Retraining Notification Act. All Plans in existence on the Closing Date are set forth on
          Schedule 6.09 hereto.

                    6.10. Taxes, Etc. All tax returns required to be filed by the Borrowers and any of their respective Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrowers and their respective Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid, unless payment thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which, adequate reserves therefor are being maintained. The reserves and provisions for taxes, if any, on the books of the Borrowers are adequate for all open years and for its current fiscal period. Except as set forth on Schedule 6.10, the Borrowers do not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrowers and their respective Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to February 2, 1991 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                    6.11.     Regulation G, T, U or X.  The
          Borrowers are not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                    6.12.     Nature of Business.  Except as
          otherwise permitted by Section 8.05 hereof, neither Borrower nor any of their respective Subsidiaries is engaged in any business other than the operation of department stores selling a variety of hard goods and the support of each Borrower's business and operations as presently conducted.

                    6.13.     Adverse Agreements, Etc.  Neither
          Borrower nor any of their respective Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has a Material Adverse Effect, or, to the best knowledge of either Borrower, is reasonably likely to have a Material Adverse Effect.

                    6.14.     Holding Company and Investment
          Company Acts. Neither Borrower nor any of their respective Subsidiaries is a (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                    6.15.     Permits, Etc.  The Borrowers and
          their respective Subsidiaries have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their business.

                    6.16.     Priority; Title.  Except for
          Permitted Liens, the Liens granted under the Security Documents constitute and shall at all times constitute perfected, first priority Liens on the Collateral which are subject to no other Liens other than Permitted Liens, and each Borrower is the sole and absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Borrowers jointly and severally will at their expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens; and neither Borrower will grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor or any other Person other than Permitted Liens. The Borrowers and their respective Subsidiaries have good and marketable title to all of their properties and assets, free and clear of all Liens except Permitted Liens,

                    6.17. Full Disclosure. The representations or warranties made by the Borrowers under this Agreement and the other Loan Documents, taken as a whole, are not false or misleading in any material respect and the Loan Documents, the schedules and exhibits thereto and the certificates, reports, statements and other documents or information furnished to the Agent or the Lenders in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, taken as a whole, do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrowers furnishes any projections of the financial position and results of operations of the Borrowers for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrowers, and have been or will be based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers. Except as disclosed in the Financial Statement Letter, there is no fact materially adversely affecting the condition or operations, financial or otherwise, or the business of a Borrower which has not been set forth in a footnote included in the financial statements referred to in Section 6.07(a) hereof or a Schedule hereto.

                    6.18. Operating Lease Obligations. On the Closing Date, (i) the Borrowers do not have any obligations as lessee for the payment of rent for any real property other than the Operating Lease Obligations set forth in Schedule 6.18 hereto and (ii) the Borrowers do not have any personal property leases providing for total rent payments in excess of $6,300,000 in the aggregate.

                    6.19.     Environmental Matters.  Except as
          disclosed in Schedule 6.19 hereto (i) none of the operations of the Borrowers are the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release,
          (ii) the operations of the Borrowers and their respective Subsidiaries are in compliance with all Environmental Laws; (iii) there has been no Release at any of the properties owned or operated by the Borrowers, their respective Subsidiaries or any predecessor in interest or title, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrowers, their respective Subsidiaries or any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more;
          (iv) no Environmental Actions have been asserted against the Borrowers, their respective Subsidiaries or any predecessor in interest or title nor do the Borrowers or their respective Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrowers, their respective Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more;
          (v) the Borrowers and their respective Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrowers and their respective Subsidiaries are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (vi) to the knowledge of each Borrower, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrowers, their respective Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more.

                    6.20.     Schedules.  All of the information
          which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                    6.21. Insurance. The Borrowers and their respective Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workers compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
          (iv) such other insurance as may be required by law or by the Loan Documents. Schedule 6.21 hereto sets forth a list of all insurance maintained by the Borrowers and their respective Subsidiaries on the Closing Date.

                    6.22. Use of Proceeds. The proceeds of the Loans shall be used (i) to purchase Inventory, (ii) to pay all or part of the purchase price or construction costs in respect of Operating Property or Operating Assets acquired by a Borrower or any of its Subsidiaries,
          (iii) to refinance the existing Indebtedness of the Borrowers outstanding on the Closing Date pursuant to the CIT Demand Note, and (iv) for other working capital and general corporate purposes. The Letters of Credit will be used (A) to import Inventory in the ordinary course of each Borrower's business, and (B) for general corporate purposes, including but not limited to workers compensation insurance and general liability insurance programs. At any time during which the limitation with respect to Exempted Debt contained in Sections 3.6 and
          3.8 of the 1992 Indenture remains in effect, both before and after giving effect to the making of any Loan or the issuance of any Letter of Credit the proceeds of which will be used for the purposes set forth in clause (iv) of the first sentence of this Section 6.22 or clause (B) of the second sentence of this Section 6.22, Exempted Debt will not exceed 10% of Consolidated Tangible Net Assets.

                    6.23.     Security Documents. The Security
          Documents create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority Lien on the Collateral, subject to no other Liens except for Permitted Liens.

                    6.24.     Financial Accounting Practices, Etc..

                         (a)  The Borrowers and their respective
          Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                         (b)  The Borrowers and their respective
          Subsidiaries maintain a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and the valuation thereof) is accurate.

                    6.25. No Material Adverse Effect. Except as disclosed in the Financial Statement Letter, since October 28, 1995, there has not occurred any Material Adverse Effect or any event which could have a Material Adverse Effect.

                    6.26.     Real Property; Leases.

                         (a)  Schedule 6.26 hereto sets forth a
          complete and accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Borrowers, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

                         (b)  As of the Closing Date, the Borrowers
          have valid leasehold interests in the Leases described in
          Schedule 6.26 hereto. Schedule 6.26 hereto sets forth with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrowers to enter into and execute the Loan Documents, except as set forth on
          Schedule 6.26 hereto. No Borrower or, to the knowledge of the Borrowers, any other party to any Lease is in default of its obligations thereunder and neither the Borrowers has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

                         (c)  All permits required to have been
          issued to the Borrowers with respect to the real property owned or leased by the Borrowers to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, other than such permits which, if not obtained, would not have a Material Adverse Effect, and all such real property complies in all material respects with all applicable legal and insurance requirements.

                         (d)  The Borrowers have not received any
          notice, nor do the Borrowers have any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrowers or any Subsidiary.

                         (e)  No portion of any real property owned
          or leased by the Borrowers or any of their respective Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect.

                    6.27.     Location of Bank Accounts.  Schedule
          6.27 hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, including the Cash Concentration Accounts and all Depository Accounts, maintained by the Borrowers and their respective Subsidiaries together with a description thereof (i.e. the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                    6.28.     No Event of Default.  No event has
          occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                    6.29.     Capitalized Leases.  As of the
          Closing Date, Capitalized Lease Obligations of the
          Borrowers and their respective Subsidiaries do not exceed $20,000,000 in the aggregate.

                    6.30.     Tradenames.  Schedule 6.30 hereto
          sets forth a complete and accurate list as of the Closing Date of all tradenames used by each Borrower and its Subsidiaries.

                    6.31. Solvency. After giving effect to the transactions contemplated by this Agreement and the Related Documents and each Credit Extension, each
          Borrower is, and the Borrowers taken as a whole are, Solvent.

                    6.32.     Inventory.  There is no location at
          which a Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on
          Schedule 1.01(A) hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory". Schedule 1.01(A) hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each store and warehouse at which Inventory of each Borrower is stored. None of the receipts received by a Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                         6.33. Intellectual Property. The Borrowers and their respective Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their businesses and, to the knowledge of the Borrowers or such Subsidiary, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. To the best knowledge of the Borrowers and their respective Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any of their respective Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrowers and their respective Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                         6.34.     Material Contracts.  Set forth in
               Schedule 6.34 hereto is a complete and accurate list as of the Closing Date of all Material Contracts of the Parent, each Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract
               (i) is in full force and effect and is binding upon and enforceable against the Parent, such Borrower or its Subsidiaries, as the case may be, and, to each Borrower's knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified in any material respect, and (iii) there exists no default under any Material Contract by the Borrowers or any of their respective Subsidiaries or, to each Borrower's knowledge, any other party thereto which has not been cured or waived.

                         6.35 Labor Relations: Collective Bargaining
               Agreements. (a) Set forth on Schedule 6.35 hereto is a list (including dates of termination) of all Collective Bargaining Agreements between or applicable to a Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of such Borrower or any of its Subsidiaries.

                              (b)  Neither Borrower nor any Subsidiary
               is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against a Borrower or any of its Subsidiaries or, to the best knowledge of a Borrower or any of its Subsidiaries, threatened against such Borrower or any of its Subsidiaries, and (iii) to the best knowledge of a Borrower or any of its Subsidiaries, no union representation question existing with respect to the employees of such Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                         6.36. Hechinger Reorganization Memorandum. Each of the transactions described in the Hechinger Reorganization Memorandum have occurred and are in effect. Appendix A to the Hechinger Reorganization Memorandum contains a complete and accurate listing of each former direct or indirect Subsidiary of the Parent that was merged with or into Stores or with or into Hechinger Company of Pennsylvania prior to its name change to Hechinger Stores East Coast Company and each former location[s] and place[s] of business of each such former Subsidiary.

               ARTICLE VII
               AFFIRMATIVE COVENANTS

                         So long as any principal of or interest on the
               Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, the Borrowers will, unless the Majority Lenders shall otherwise consent in writing:

                         7.01.     Reporting Requirements.  Furnish to
               the Lenders:

                              (a)  As soon as practicable and in any
                    event within 90 days after the close of each fiscal year of the Parent, a consolidated statement of operations and cash flows of the Parent and its Consolidated Subsidiaries for such fiscal year and a consolidated and balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which consolidated statements and balance sheet shall be audited and accompanied by an opinion of Ernst & Young or other independent certified public accountants of recognized national standing selected by the Parent and reasonably satisfactory to the Agent. The opinion of such accountants (the "Accountant's Opinion") shall be without a "going concern" qualification or like qualification or exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that
                    (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and each Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this
                    Section 7.01(a) shall be accompanied by (1) a certificate or report dated the date of such statements and balance sheet by the accountants who certified or reported on such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable and (2) a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer of the Administrative Borrower stating in substance that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof if determinable in form and substance satisfactory to the Agent.

                              (b)  As soon as practicable and in any
                    event within 45 days after the close of each of the first three fiscal quarters of each of the Parent's fiscal years, unaudited consolidated statements of operations and cash flows of the Parent and its Consolidated Subsidiaries and a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by a Designated Financial Officer of the Parent as presenting fairly, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this
                    Section 7.01(b) shall be accompanied by a certificate of a Designated Financial Officer of the Administrative Borrower dated the date of delivery of such statements and balance sheet (1) stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, in form and substance satisfactory to the Agent and (2) containing a calculation of the ratio of Exempted Debt to Consolidated Tangible Net Assets.

                              (c)  As soon as practicable and in any
                    event within 30 days after the end of each fiscal month of the Parent (other than the last month of each of the first three fiscal quarters of the Parent) unaudited consolidated statements of operations and cash flows for the Parent and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by (1) a certificate of a Designated Financial Officer of the Parent (A) stating that such statements present fairly, in all material respects, the financial position of the Parent and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, applied in a manner consistent with prior practice, and, subject to year-end adjustments, and (B) containing a calculation of the ratio of Exempted Debt to Consolidated Tangible Net Assets and (2) a Certificate of the Designated Financial Officer of the Administrative Borrower stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                              (d)  As soon as practicable and in any
                    event within five (5) Business Days after the end of each fiscal month (including the fiscal month in which this Agreement is executed), the Administrative Borrower shall furnish to the Lenders a monthly inventory report in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Administrative Borrower, which shall be accompanied by a reconciliation from the monthly inventory report as of the Borrowers' close of business on the last day of the preceding month delivered by the Borrower to the Lenders pursuant to paragraph (e) of this Section 7.01.

                              (e)  As soon as practicable and in any
                    event within 5 Business Days after the end of each week (including the week in which this Agreement is executed), weekly sales reports, weekly inventory report (including a breakdown of Inventory that was purchased by the Borrowers on a date that occurred on or before August 20, 1994 and a Borrowing Base Certificate, each as of the Borrowers' close of business on the Saturday of the preceding week and in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Administrative Borrower.

                              (f)  As soon as possible, and in any event
                    within 3 days after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect, the written statement of the Designated Financial Officer of the Administrative Borrower, setting forth the details of such Potential Default or Event of Default, Material Adverse Effect and the action which such Borrower proposes to take with respect thereto.

                              (g)  Promptly upon their becoming
                    available, a copy of (1) all reports, financial statements or other information delivered by the Parent to its shareholders, (2) all reports, proxy statements, financial statements and other information generally distributed by the Parent or a Borrower to its creditors or the financial community in general, and (3) any accountant's management letters and any audit or other reports submitted to a Borrower by independent accountants in connection with any annual, interim or special audit of such Borrower.

                              (h)  (1)  As soon as possible and in any
                    event (A) within 30 days after a Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred, and (B) within 20 days after a Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or that a Borrower or any of its ERISA Affiliates has failed to make a required installment to a Benefit Plan within the meaning of
                    Section 412(m) of the Code, a statement of the Designated Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or such ERISA Affiliate proposes to take with respect thereto, (2) promptly and in any event within three (3) Business Days after receipt thereof by a Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (3) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan and Multiemployer Plan, (4) promptly and in any event within five Business Days after receipt thereof by such Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by such Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, (5) promptly, and in any event within ten
                    (10) days after a Borrower or any of their respective ERISA affiliates is required to send a notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification
                    Act), and (6) promptly and in any event within 30 days after a Borrower or any ERISA Affiliate takes action to establish Benefit Plan or contribute to a Multiemployer Plan, a statement of the Designated Financial Officer of such Borrower describing such Benefit Plan or Multiemployer Plan.

                              (i)  Promptly after, and in any event
                    within 5 days after, an officer of a Borrower learns of any of the following, notice thereof:

                                   (i)  the receipt by such Borrower or
                    any of its Subsidiaries of notification that any real or personal property of such Borrower or such Subsidiary is subject to any Environmental Lien;

                                   (ii) notice of violation of any
                    Environmental Law which could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more; or

                                   (iii)     notice of the commencement
                    of any Environmental Action by a Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more.

                              (j)  Promptly after the commencement
               thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, a Borrower or any of its Subsidiaries, notice of each action, suit or proceeding involving such Borrower or any of its Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which could have a Material Adverse Effect.

                              (k)  Promptly after submission to any
               Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of a Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority.

                              (l)  As soon as available, and in any
               event within 5 Business Days after (1) receipt or delivery thereof, copies of any material notices that a Borrower receives or delivers in connection with any Material Contract and, (2) the Parent or any Borrower enters into a Material Contract, a copy of such Material Contract.

                              (m)  Within 10 Business Days after the end
               of each six-month period ending on August 31 and February 28 of each year, a certificate of the Designated Financial Officer of the Administrative Borrower setting forth (1) the percentage obtained by dividing (A) the proceeds from the sale of Inventory and all other cash receipts that were transferred to the A Cash Concentration Account during such six month period pursuant to Section 7.13 hereof by (B) the total proceeds from the sale of Inventory and all other cash receipts that were transferred to the Cash Concentration Accounts during such six-month period (the "Actual A Percentage") and (2) the percentage obtained by dividing (A) the proceeds form the sale of Inventory and all other cash receipts that were transferred to the B Cash Concentration Account during such six month period pursuant to Section 7.13 hereof by (B) the total proceeds from the sale of Inventory and all other cash receipts that were transferred to the Cash Concentration Accounts during such six month period (the "Actual B Percentage"), and (x), if the Actual A Percentage is more than five percent greater than or less than the Designated Percentage for the A Cash Concentration Account, (y) if the Actual B Percentage is more than five percent greater than or less than the Designated Percentage for the B Cash Concentration Account or (z) if a Borrower closes or sells any stores, the Administrative Borrower will propose an adjustment to the allocation of the Depository Accounts to the Cash Concentration Accounts or such other adjustments that will result in each Cash Concentration Account receiving its Designated Percentage of the proceeds from the sale of Inventory and all other cash receipts.

                              (n)  Within 10 Business Days after the
               receipt by a Borrower of Net Proceeds from the sale of other disposition of assets, pursuant to clauses (i),
               (ii) or (v) of Section 8.04(b) hereof, a certificate of the Designated Financial Officer of the Administrative Borrower setting forth the clause of Section 8.04(b) pursuant to which such sale or other disposition was made and the amount of such Net Proceeds.

                              (o)  Promptly upon request, such other
               information concerning the condition or operations, financial or otherwise, of the Borrowers or any of their respective Subsidiaries as the Agent or any Lender from time to time may reasonably request.

                         7.02. Compliance with Laws, Etc. Comply, and cause each of their respective Subsidiaries to comply with all applicable laws, rules, regulations and orders (including, without limitation, Environmental Laws and compliance in respect of their businesses, or use, maintenance or operation of real and personal properties owned or leased by them), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof, except, in the case of all such non-compliance (other than non-compliance in the payment of federal, state and local taxes which, if unpaid, could result in a Lien on any Collateral or any other non-compliance that may result in a Lien on Collateral), where all such instances of non-compliance taken together will not have Material Adverse Effect.

                         7.03.     Preservation of Existence, Etc.
               Maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where all instances of such failure to qualify or remain in good standing or such failure to maintain rights and privileges taken together will not have a Material Adverse Effect.

                         7.04.     Keeping of Records and Books of
               Account. Keep, and cause each of their respective Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

                         7.05. Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate
               (i) to examine and inspect the books and records of the Borrowers and take copies and extracts therefrom at reasonable times and during normal business hours,
               (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets of the Borrowers from time to time, and (iii) to conduct Inventory appraisals and/or valuations at the distribution center and retail stores of the Borrowers provided that, in the absence of a continuing Event of Default, all such action described in clauses (i) through (iii) above shall be conducted at reasonable times, and during normal business hours and upon prior notice.

                         7.06.     Maintenance of Properties, Etc.
               Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their respective Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                         7.07. Maintenance of Insurance. Maintain, and cause each of their respective Subsidiaries to maintain, with responsible and reputable insurance companies or associations, insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable and additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At a Borrower's request, or if a Borrower fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrowers' joint and several expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Borrowers, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                         7.08.     Environmental.  Comply, and cause
               each of their respective Subsidiaries to comply in all material respects, with the requirements of all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrowers or any of their respective Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in compliance with applicable laws; and immediately notify the Agent of any Release of Hazardous Materials in excess of any reportable quantity and take any Remedial Actions required to abate such Release. On behalf of the Borrowers and their respective Subsidiaries, the Borrowers hereby jointly and severally agree to defend, indemnify, and hold harmless the Agent, the Lenders and the Letter of Credit Issuer, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs arising out of (i) any Release, or threatened Release on any property presently or formerly owned or occupied by the Borrowers or any of their respective Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrowers or any of their respective Subsidiaries; (ii) any violation of Environmental Laws,
               (iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Borrowers or any of their respective Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrowers in Section 6.19 hereof or the breach of any covenant made by any of the Borrowers in this Section 7.08. This environmental indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                         7.09.     Further Assurances.  Do, execute,
               acknowledge and deliver, and cause each of their respective Subsidiaries to do, execute, acknowledge and deliver, at the sole cost and expense of the Borrowers all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related Document, (b) to subject to valid and perfected first priority Liens all of the Collateral,
               (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the Lien intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which a Borrower or any Subsidiary may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer.

                         7.10. Borrowing Base. Maintain all Loans and Letters of Credit in compliance with the then current Borrowing Base.

                         7.11.     Change in Collateral; Collateral
               Records. Give the Agent not less than thirty days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. The Borrowers shall also advise the Agent promptly of any other change in the location of any Collateral. The Borrowers shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the security interests granted therein.
               The Borrowers agree to execute and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrowers' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

                         7.12.     Financial Accounting Practices, Etc.

                              (a)  Make and keep books, records and
               accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of each Borrower and its Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                              (b)  Maintain a system of internal
               procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.

                         7.13.     Cash Management System.

                              (a)  Each Borrower agrees and covenants to
               (i) cause all cash and all proceeds from accounts receivable and from the sale of Inventory and any insurance proceeds paid with respect to Inventory to be deposited on a daily basis (other than Sunday) into the Depository Accounts in the ordinary course of business of such Borrower consistent with past practice, (ii) cause all remittances on credit card sales to be transferred on a daily basis into the a Cash Concentration Account or a Depository Account consistent with the terms of the relevant credit card servicer agreement, (iii) cause all good funds in the Depository Accounts to be transferred on a daily basis into a Cash Concentration Account in the ordinary course of business of such Borrower consistent with past practice, provided that the Borrowers shall in good faith estimate the good funds that are available in each Depository Account after taking into consideration bank fees, deposited checks returned because of insufficient funds, change orders and the payment of deposited checks, (iv) cause not less than 70% of all funds described in clauses (ii) and (iii) above to be transferred to the A Cash Concentration Account and cause the remaining funds described in clauses (ii) and (iii) above to be transferred to the B Cash Concentration Account, (v) cause all cash deposited in the A Cash Concentration Account to be sent by wire transfer or such other method of transfer that is acceptable to the Agent to the Agent Account on a daily basis, (vi) instruct the Agent to cause all funds transferred to the Agent Account to be credited to the Loan Account and applied to reduce the Obligations outstanding from time to time, (vii) in the absence of an Event of Default, use all cash deposited in the B Cash Concentration Account for general corporate purposes of the Borrower other than Inventory purchases, (viii) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of or insurance proceeds with respect to Inventory, all remittances or other proceeds of Collateral to a Cash Concentration Account to be applied according to this Section 7.13, (ix) on or before March 22, 1996, (A) deliver to the Agent a revised
               Schedule 6.27 to this Agreement, which Schedule (x) shall, without further action, amend Schedule 6.27 to this Agreement existing on the Closing Date and (y) shall be reasonably acceptable to the Agent, (B) execute and deliver to the Agent an original notice letter for each Depository Bank listed on Schedule 6.27, substantially in the form of Exhibit G hereto, which will be sent to each such Depository Bank, and (C) use its reasonable best efforts (but not requiring any payment to be made by a Borrower) to deliver to the Agent a credit card bank depository account agreement, in form and substance satisfactory to the Agent, duly executed by the applicable Borrower and each of GECC, Monogram and each other credit card servicer, (x) on or before March 5, 1996 deliver to the Agent (A) a Cash Concentration Account Agreement executed by the Borrowers and the Cash Concentration Account Bank and (B) a certificate of Designated Financial Officer of the Administrative Borrower setting forth the initial allocation of Depository Accounts from which the proceeds from the sale of Inventory are to be transferred to each Cash Concentration Account during the first six-month period ending on August 30, 1996, and the funds projected to be received by each Cash Concentration Account during such six-month period, and (xi) take such actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in each Depository Account and Cash Concentration Account. Upon and during the continuance of an Event of Default, the Agent may instruct the Cash Concentration Account Bank to remit all amounts deposited in each Cash Concentration Account to the Agent Account or as the Agent may otherwise direct.

                              (b)  Each Borrower shall promptly, and in
               any event not later than five (5) days after the opening of any such new account, notify the Agent in writing of the creation of any new Depository Account and shall at the time of such notice execute and deliver to the Agent a notice letter, substantially in the form of Exhibit G hereto. Upon and during the continuance of an Event of Default, at the request of the Agent, the Borrowers shall use their reasonable best efforts (but not requiring any payment to be made by a Borrower) to cause each Depository Bank maintaining a Depository Account to promptly, and in any event within thirty (30) days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Agent, such Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such thirty (30) day period, the Borrowers shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

                              (c)  Each Borrower shall promptly, and in
               any event not later than five (5) days after the establishment of any new credit card relationship, notify the Agent in writing of the creation of such new relationship and shall use its reasonable best efforts (but not requiring any payment to be made by a Borrower) to deliver to the Agent a credit card bank depository account agreement, in form and substance satisfactory to the Agent, duly executed by such Borrower and such new credit card servicer.

                         7.14 Landlord and Warehouse Waivers.  As soon
               as practicable and in any event within 90 days of the Closing Date, the Borrowers shall use their reasonable best efforts (but not requiring any payment by a Borrower) to deliver to the Agent (i) a landlord waiver, in form and substance satisfactory to the Agent, to each of the Borrowers' landlords identified in Schedule 6.26 hereto and (ii) a warehouse waiver, in form and substance satisfactory to the Agent, to each of the Borrowers' warehouses listed on Schedule 1.01(A) hereto.

                         7.15 Additional Subsidiaries .  (a) If a Person
               shall be come a Subsidiary of a Borrower after the Closing Date, such Borrower shall (i) notify the Agent promptly after such Person becomes a Subsidiary of the Borrower and (ii) if such Person has assets with a fair market value in excess of $3,000,000, promptly, and in any event within ten (10) Business Days of such Person becoming a Subsidiary, cause such Subsidiary to execute and deliver a guaranty in form and substance satisfactory to the Agent, in respect of the Obligations and to deliver proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent may reasonably request.

                         7.16 ERISA . Upon the Agent's request, the
               Borrowers shall deliver to the Agent a copy of each Plan and for each such Plan (a) that is a "single employer plan" (as defined in Section 4001(a)(15) of ERISA), the most recently completed actuarial valuation prepared therefore by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (b) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (a) either in the possession of such Borrower or reasonably available thereto from the sponsor or trustees of such Plan.

               ARTICLE VIII
               NEGATIVE COVENANTS

                         So long as any principal of or interest on the
               Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrowers will not, without the prior written consent of the Majority Lenders:

                         8.01.     Liens, Etc.  Create or suffer to
               exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                         (a)  Liens created pursuant to the Loan
               Documents;

                         (b) Liens existing on the date hereof, as set forth in Schedule 8.01 hereto;

                         (c)  Liens for taxes, assessments or
               governmental charges or levies to the extent that the payment thereof shall not be required by Section 7.02 hereof;

                         (d)  Liens created by operation of law other
               than Environmental Liens, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                         (e)  deposits, pledges or Liens (other than
               Liens arising under ERISA) securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                         (f) restrictions on the use of real property and minor irregularities in the title thereto which do not (1) secure obligations for the payment of money or
               (2) materially impair the value of such property or its use by a Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

                         (g) purchase money Liens on or purchase money security interests in equipment or real property acquired or held in the ordinary course of its business securing Indebtedness, provided that the Indebtedness secured by such Liens or security interests shall not exceed the aggregate principal amount of (1) $75,000,000 from the Closing Date through the first anniversary thereof,
               (2) an additional $45,000,000 from the first anniversary of the Closing Date through the second anniversary thereof and (3) an additional $45,000,000 from the second anniversary of the Closing Date through the Termination Date;

                         (h)  Liens securing Capitalized Leases;

                         (i) to the extent the same constitutes Liens, the interest of the consignor in Inventory held by a Borrower on consignment;

                         (j)  Liens on real property of the Borrowers
               which secure Indebtedness incurred by the Borrowers; provided that (1) after giving effect to the creation of any such Liens and any Sale Lease Back Transaction entered into by a Borrower pursuant to the terms of clause (v) of Section 8.04(b) hereof, the Borrowers own real property with an aggregate book value of not less than $50,000,000 that is free and clear of all Liens other than the Liens described in clauses (c) and (f) of this Section 8.01 and (2) the proceeds of the Indebtedness secured by such Liens are used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement;

                         (k) Liens on the cash surrender value of life insurance policies owned by a Borrower, provided that the proceeds of the Indebtedness secured by such Liens are used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement;

                              (l)  Liens upon any property or assets of
                    any Subsidiary of a Borrower existing at the time such Subsidiary is acquired by, merged into or consolidated with a Borrower in accordance with the terms of this Agreement, provided that such Liens were not created in contemplation of any such acquisition, merger or consolidation;

                              (m)  Liens upon any property or assets
                    existing at the time such property or assets are acquired by a Borrower, provided that such Liens were not created in contemplation of such acquisition; and

                              (n)  Renewals and replacements of the
                    Liens described in clauses (b), (g), (k), (l) and
                    (m) of this Section 8.01, provided that any such renewal or replacement Lien shall be limited to the property or assets covered by the Lien renewed or replaced and the Indebtedness secured by any such renewal or replacement Lien shall be in an amount not greater than the amount of Indebtedness secured by the Lien renewed or replaced.

                         8.02.     Indebtedness.  Create, incur or
               suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                         (a)  Indebtedness created hereunder or under
               the Notes or any Letter of Credit;

                         (b) Indebtedness existing on the date hereof, as set forth in Schedule 8.02 hereto, and any extension of maturity, refinancing or other modification of the terms thereof, provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not less favorable to the Borrower and its Subsidiaries than the terms of the Indebtedness being extended, refinanced or modified, and (B) after giving effect to the extension, refinancing or modification of such Indebtedness, the amount of such Indebtedness outstanding is not greater than the amount of such Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                         (c)  Indebtedness in connection with
               Capitalized Leases;

                         (d)  To the extent the same constitutes
               Indebtedness, Indebtedness secured by Liens or security interests permitted by Section 8.01 hereof;

                         (e)  Unsecured Indebtedness in an aggregate
               principal amount not to exceed $25,000,000 at any one time outstanding; and

                         (f) Indebtedness secured by the cash surrender value of life insurance policies owned by a Borrower, provided that the proceeds of the Indebtedness are used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement.

                         8.03. Guarantees, Etc. Become liable, or permit any of its Subsidiaries to become liable, under any Guarantee in connection with any Indebtedness of any other Person, other than:

                         (a)  guaranties by endorsement of negotiable
               instruments for deposit or collection in the ordinary course of business;

                         (b) guaranties existing on the date hereof, as set forth in Schedule 8.03 hereto, but not any renewal or other modification thereof;

                         (c) guaranties of obligations under leases for stores of the Borrowers which are no longer operated by a Borrower; and

                         (d)  guaranties of developers in connection
               with the construction of a Borrower's stores, provided that such guaranties plus all loans permitted pursuant to
               Section 8.06(e) hereof shall be in an aggregate amount not to exceed $10,000,000.

                         8.04.     Merger, Consolidation, Sale of
               Assets, Etc.

                              (a)  Merge or consolidate with any Person,
               or permit any of their respective Subsidiaries to merge or consolidate with any Person; provided, however, that any Subsidiary of a Borrower may be merged into such Borrower or another such Subsidiary, or may consolidate with another such Subsidiary, so long as (i) no other provision of this Agreement would be violated thereby, and (ii) such Borrower gives the Agent at least 30 days' prior written notice of such merger or consolidation.

                              (b)  Sell, assign, lease or otherwise
               transfer or dispose of, or permit any of their respective Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that:

                              (i)  the Borrowers may sell the stores and
                    assets described in the Asset Sale Letter (the "Designated Sales"), provided that (A) the consideration received in connection with the Designated Sales shall be at least equal to the fair market value of such stores and assets (as determined by the Board of Directors of the Parent in good faith), and at least 80% of such consideration shall be received in cash, (B) the Net Proceeds received in connection with the Designated Sales shall be used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement, provided further that on or after January 31, 1997, the Permitted Designated Sales Percentage of the Net Proceeds of the Designated Sales received by a Borrower may be used to purchase or redeem Parent Bonds if, after giving effect to any such purchases, all trade payables and other obligations of the Parent and its Subsidiaries are current, (C) any Net Proceeds not so applied by the Borrowers, shall be applied to the payment of the Obligations if an Event of Default has occurred and is continuing, and (D) the Net Proceeds of the sale of Inventory located at such stores shall be deposited in a Depository Account or a Cash Concentration Account pursuant to the terms of
                    Section 7.13 hereof,

                              (ii) a Borrower may sell or dispose of
                    other assets, including stores not covered by clause
                    (i) above, provided that (A) the consideration received in connection with any such sale shall be at least equal to the fair market value of such assets or stores (as determined by the Parent in good faith), and at least 80% of such consideration shall be received in cash, (B) the Net Proceeds received in connection with any such sales shall be used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement, (C) any Net Proceeds not so applied by the Borrowers shall be applied to the payment of the Obligations if an Event of Default has occurred and is continuing, (D) if any Net Proceeds of such sales or dispositions are not applied by the Borrowers within 12 months of receipt of such Net Proceeds, 50% of all Net Proceeds of such sales or dispositions shall be applied to the payment of the Obligations pursuant to Section 2.04(b)(ii) hereof, and (E) the Net Proceeds of the sale of Inventory from such stores shall be deposited in a Depository Account or a Cash Concentration Account pursuant to the terms of Section 7.13 hereof,

                              (iii)     a Borrower may sell Inventory in
                    the ordinary course of business, provided that the Net Proceeds of such sales of Inventory shall be deposited in a Depository Account or a Cash Concentration Account pursuant to the terms of
                    Section 7.13 hereof;

                              (iv) a Borrower and its Subsidiaries may
                    dispose of obsolete or worn-out property in the ordinary course of business,

                              (v)  a Borrower may enter into any
                    arrangement, whereby it shall sell or transfer any real property used or usable in its business and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction") provided that (A) no Event of Default has occurred and is continuing, (B) the consideration received for the sale portion of the Sale and Lease-Back Transaction shall be equal to the fair market value of such property (as determined by the Parent in good faith) and at least 80% of such consideration shall be received in cash,
                    (C) after giving effect to all Sale and Lease-Back Transactions and all Liens incurred pursuant to
                    Section 8.01(j) hereof, the Borrowers own real property with an aggregate book value of not less than $50,000,000 that is free and clear of all Liens other than Liens described in Sections 8.01(c) and
                    (f), and (D) the proceeds of the sale portion of the Sale and Lease-Back Transaction are used for working capital purposes or general corporate purposes, in each case which purposes are not otherwise prohibited by the terms of this Agreement; and

                              (vi) a Borrower may (A) sell or discount
                    without recourse its accounts receivable in connection with the compromise thereof or the assignment of past due accounts receivable for collection and (B) sell or discount its accounts receivable in connection with the credit card servicing arrangements existing on the Closing Date and other similar arrangements entered into thereafter.

                         8.05. Change in Nature of Business. Make, or permit any of their respective Subsidiaries to make, any change in the nature of its business as carried on at the date hereof except for changes that will not fundamentally and substantively alter the character of their business from that conducted by the Borrowers on the Closing Date.

                         8.06. Loans, Advances and Investments, Etc. Make, or permit any of their respective Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of their respective Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

                         (a)  Permitted Investments;

                              (b)  receivables owing to a Borrower or
                    any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of such Borrower or its applicable Subsidiary, as the case may be;

                              (c)  loans and advances to employees in
                    the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

                              (d)  investments existing on the date
               hereof, as set forth in Schedule 8.06   hereto;

                              (e)  loans to developers in connection
               with the construction of a Borrower's stores, provided that such loans plus all guaranties permitted pursuant to
               Section 8.03(d) hereof shall be in an aggregate amount not to exceed $10,000,000 in any twelve month period;

                              (f)  investments in Parent Bonds with the
               Permitted Designated Sales Percentage of the Net Proceeds of a Designated Sale pursuant to the terms of Section 8.04(b)(i) hereof; and

                              (g)  other investments not otherwise
               prohibited by the terms of this Agreement in an aggregate amount not to exceed $10,000,000 from the Closing Date through the Termination Date.

                         8.07. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of their capital stock now or hereafter outstanding, return any capital to their stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of their Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of a Borrower or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness of a Borrower before its scheduled due date, other than:

                              (a)  dividends by East Coast to Stores;

                              (b)  dividends by Stores to the Parent for
               (i) the payment of operating expenses of the Parent and its Consolidated Subsidiaries, (ii) the payment of debt service of the Parent and its Consolidated Subsidiaries,
               (iii) stock redemptions and repurchases pursuant to management and employee stock incentive plans or benefit plans in an aggregate amount not in excess of $5,000,000,
               (iv) the payment of cash dividends if the consolidated net income of the Parent and its Consolidated Subsidiaries for any fiscal year (without taking into account any extraordinary gains for such year), equals or exceeds $25,000,000, and (v) any other purposes which would be permitted under the terms of this Agreement if such amounts were used by either Borrower.

                         8.08. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                         8.09. Transactions with Affiliates. Enter into or be a party to, or permit any of their Subsidiaries to enter into or be a party to, any transaction with any Affiliate of a Borrower except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to such Borrower or such Subsidiary as are available from unaffiliated third parties.

                         8.10.     Environmental. Permit the use,
               handling, generation, storage, treatment, Release or disposal of any Hazardous Material at property owned or leased by a Borrower or its Subsidiaries except in compliance with Environmental Laws.

                         8.11.     ERISA.

                         (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
               Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor and that would have a Material Adverse Effect;

                         (b) permit, or permit any ERISA Affiliate to permit, any enforceable Lien from arising under
               Section 412(n) of the Code;

                         (c)  amend or permit any ERISA Affiliate to
               amend any Benefit Plan in a manner that would require security under Section 307 of ERISA; or

                         (d) request or permit any ERISA Affiliate to request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Benefit Plan.

                         8.12. Availability. Permit the aggregate Availability for the Borrowers to be less than $25,000,000 at any time.

               ARTICLE IX
               DEFAULTS

                         9.01.     Events of Default.  An Event of
               Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                         (a)  The Borrowers shall fail to make any
               payment of principal under this Agreement on any Loan or any Reimbursement Obligation when due; or the Borrowers shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository Accounts, the Cash Concentration Accounts or the Letter of Credit Cash Collateral Account), including any interest or fee due hereunder or under the Fee Letter or any other Related Document, and in the case of this clause (ii) such failure shall continue unremedied for more than five (5) days; or

                         (b) Any representation or warranty made by a Borrower under this Agreement or any other Related Document or any statement made by a Borrower in any financial statement, certificate, report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                         (c)  The Borrowers shall default in the
               performance or observance of (i) the covenants contained in Sections 7.02, 7.03, 7.05, 7.07, 7.10 and 7.11 or
               Article VIII hereof or Section 5 of each Security
               Agreement; or

                         (d)  The Borrowers shall default in the
               performance or observance of (i) the covenant contained in Section 7.01 (other than paragraphs (d) and (e) thereof), and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (d) and (e) of Section
               7.01 and such default shall have continued unremedied for a period of three (3) days, (iii) the covenant contained in Section 7.13 and such default shall have continued unremedied for a period of one (1) Business Day, and (iv) for any other covenant, agreement or duty under this Agreement or any other related Document (to the extent not otherwise set forth in this Section 9.01) and such default shall have continued unremedied for a period of twenty (20) days; or

                         (e) The Borrowers or any Subsidiary shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $2,000,000; or

                         (f) The Borrowers or any Subsidiary shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $2,000,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                         (g) The Borrowers or any Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for a Borrower or any Subsidiary or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g); or

                         (h) Any proceeding shall be instituted against a Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Borrower or any Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                         (i)  Any material provision of any Loan
               Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by a Borrower, or a proceeding shall be commenced by a Borrower, or by any Governmental Authority or other regulatory body having jurisdiction over a Borrower, seeking to establish the invalidity or unenforceability thereof, or a Borrower shall deny in writing that such Borrower has any liability or obligation purported to be created under any Loan Document; or

                         (j)  The Security Agreements or any other
               Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby; or

                         (k)  One or more judgments or orders (other
               than a judgment described in subsections (g) or (h) of this Section 9.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $2,000,000 in the aggregate shall be rendered against a Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                         (l) A Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000; or

                         (m) Any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days after notice thereof shall have been given to a Borrower by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $1,000,000 (or in the case of a Termination Event involving liability under
               Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
               ERISA, the liability is in excess of such amount); or

                         (n) (i) The Parent shall cease to directly own and control, of record and beneficially, 100% of the outstanding common stock of Stores, free and clear of all Liens; or (ii) Stores shall cease to directly own and control, of record and beneficially, 100% of the outstanding common stock of East Coast free and clear of all Liens.

                         9.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders, shall by notice to the Borrowers,

                         (a) declare the Revolving Credit Commitment of each Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                         (b) declare the unpaid principal amount of the Notes, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                         (c)  give notice to the Borrowers of the
               occurrence and continuance of an Event of Default; or

                         (d)  at any time when there are no Loans
               outstanding, maintain cash collateral (to the extent a Borrower has or receives cash) equal to 105% of all outstanding Letters of Credit; or

                         (e)  apply all funds deposited in each Cash
               Concentration Account, and in the Letter of Credit Cash Collateral Account to the payment, in whole or in part, of the Obligations; or

                         (f) set-off amounts in the Cash Concentration Accounts, the Letter of Credit Cash Collateral Account, or any other account under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrowers hereunder and under the Related Documents;

               provided, however, that upon the occurrence of any Event of Default described in subsections (g) or (h) of
               Section 9.01, the Loans and all Reimbursement Obligations, all interest thereon, all fees hereunder and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers.

                         9.03. Deposit for Letters of Credit. Upon demand by the Letter of Credit Issuer after the occurrence of any Event of Default, the Borrowers shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in the Letter of Credit Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Exposure.

                         9.04.     Certain Remedies.  If an Event of
               Default occurs, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any other Related Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

               ARTICLE X
               MISCELLANEOUS

                         10.01.    Holidays.  Except as otherwise
               provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                         10.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid Agent's fee, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

                         10.03.    Amendments and Waivers.  (a) No
               amendment or modification of any provision of this Agreement or of any of the Notes or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrowers and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver (i) of any provision of Article II or III which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, reduces the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Revolving Credit Commitments, of the Lenders,
               (iii) of the definitions of "Termination Date", "Majority Lenders" or "Pro Rata Shares", (iv) of the definitions of "Eligible Inventory" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the Availability of the Borrowers, (v) of any provision of this Agreement or any Related Document that would permit Liens on the Collateral or release all or a substantial portion of Collateral (except as set forth in Section 11.08 hereof or except as otherwise permitted herein), (vi) of the mandatory termination of the Revolving Credit Commitments contained in Section 2.04(a)(ii) hereof, or (vii) of the provisions contained in this Section 10.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or
               (B) all Lenders in the case of the amendments, no definitions or waivers described in clauses (ii) through
               (vii) above. No amendment, modification, termination, or waiver of any provision of Article XI or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrowers, on the Borrowers.

                              (b)  Notwithstanding anything to the
               contrary contained in subsection 10.03(a), in the event that the Borrowers request that this Agreement or any other Related Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of the Borrowers and the Majority Lenders, the Borrowers and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "Minority Lenders") to provide for (w) the termination of the Revolving Credit Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other Lenders, or an increase in the Revolving Credit Commitment of one or more of the Majority Lenders, so that the Revolving Credit Commitments after giving effect to such amendment shall be in the same aggregate amount as the Revolving Credit Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrowers and the Majority Lenders may determine to be appropriate.

                         10.04.    No Implied Waiver; Cumulative
               Remedies. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, the Notes or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise. The Lenders or the Agent may exercise their rights and remedies against the Borrowers and the Collateral as the Lenders and the Agent may elect, and regardless of the existence or adequacy of any other right or remedy.

                         10.05.    Notices.

                              (a)  All notices, requests, demands,
               directions and other communications (collectively "Notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by recognized overnight courier and shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received and (iii) if delivered, upon delivery with a receipt therefor. All notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to
               Section 3.01(a), a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                              (b)  The Lenders and the Agent may rely,
               and shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrowers and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                         10.06.    Expenses; Taxes; Attorneys' Fees;
               Indemnification. The Borrowers jointly and severally agrees to pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (c) through (m) below, the Lenders) harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Related Documents,
               (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Related Document, the Agent's or the Lenders' claims against a Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document,
               (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any Lien in any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from a Borrower,
               (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of a Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of a Borrower or any of its Subsidiaries, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrowers jointly and severally agree to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Related Document, and the Borrowers jointly and severally agree to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if a Borrower either fails to perform any covenant or agreement contained herein or in any other Related Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The Borrowers jointly and severally agree to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by a Borrower or any of its Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

                         10.07. Application. Except to the extent, if any, expressly set forth in this Agreement or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                         10.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                         10.09.    Governing Law.  This Agreement and
               the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                         10.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein other than the Fee Letter.

                         10.11.    Duration; Survival.  All
               representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Agent and the Lenders (including, without limitation, obligations arising under Section 10.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrowers thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

                         10.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                         10.13.    Assignments; Participations.
               (a) Each Lender may with the written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; provided, however, that (i) each such assignment shall be in a principal amount of not less than $10,000,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment), (ii) no such assignment shall be made, other than by CIT, prior to the Syndication Date, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                              (b)  By executing and delivering an
               Assignment and Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of a Borrower or any of its Subsidiaries or the performance or observance by a Borrower of any of its obligations under this Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Related Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

                              (c)  The Agent shall maintain at its
               address referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                              (d)  Upon its receipt of an Assignment and
               Acceptance executed by an assigning Lender, an assignee Lender, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrowers and (iii) record the information contained therein in the Register. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment retained by it hereunder, in each case prepared by the Agent. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                              (e)  Each Lender may sell participations
               to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and its participation in Letters of Credit); provided that
               (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Related Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Reimbursement Obligations, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as set forth in Section 11.08 of this Agreement or any Related Document).

                              (f)  Notwithstanding the foregoing
               provisions of this Section 10.13, each Lender may at any time sell, assign, transfer, or negotiate all or any part of its rights and obligations under this Agreement and the Related Documents to any Affiliate of such Lender.

                         10.14.    Successors and Assigns.  This
               Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign or transfer any of its rights hereunder or thereunder without the prior written consent of all of the Lenders.

                         10.15. Confidentiality. Upon delivering to any Lender or the Agent, or permitting any Lender or the Agent to inspect, any written information pursuant to this Agreement or the other Related Documents, each Lender and the Agent shall treat such information as confidential to the extent such information is conspicuously marked confidential. Each Lender and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 10.15, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 10.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Lender or the Agent, has been disclosed to or is known to any creditor (other than information as to which such creditor is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of any of a Borrower or a professional engaged by a Borrower or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Lender or the Agent), (ii) information which any Lender or the Agent had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 10.15 shall prevent any disclosure: (x) believed in good faith by any Lender or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Lender or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than any Lender or the Agent. The Lenders and the Agent shall have the right to disclose any confidential information described in this
               Section 10.15 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans hereunder, provided that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Lender.

                         10.16.    Waiver of Jury Trial.  BY ITS
               EXECUTION AND DELIVERY OF THIS AGREEMENT, THE AGENT, EACH LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

                         10.17. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at any time from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrowers against any an all Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify a Borrower after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 10.17 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

                         10.18.    Headings.  Section headings herein
               are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                         10.19.    Forum Selection and Consent to
               Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Agent, any Lender, the Agent, the Letter of Credit Issuer or the Borrowers may be brought and maintained exclusively in the courts of the State of New York or the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. The Borrowers hereby expressly and irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation and irrevocably agree to be bound by any judgment rendered thereby in connection with such litigation. The Borrowers further irrevocably consent to the service of process (i) by registered or certified mail, postage prepaid, to the Administrative Borrower at its address for notices contained in Section 10.05 hereof, such service to become effective five days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Agent, any Lender or the Letter of Credit Issuer to service of process in any other manner permitted by law. The Borrowers hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that the Borrowers have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrowers hereby irrevocably waive such immunity in respect of its obligations under this Agreement and the other Loan Documents.

                         10.20. The Administrative Borrower as Agent for Borrowers. Each Borrower hereby irrevocably appoints Stores as the Administrative Borrower, agent and attorney-in-fact for the Borrowers which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by both of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower). Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Agent with all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower to provide the Agent with all notices and to take all action as the Administrative Borrower deems appropriate with respect to all Letters of Credit under this Agreement.
               It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent, the Letter of Credit Issuer nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent, the Letter of Credit Issuer and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnified Parties and hold the Indemnified Parties harmless against any and all liability, expense or loss made against such Indemnified Parties by either of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided or (b) the Agent, the Lenders and the Letter of Credit Issuer relying on any instructions of the Administrative Borrower.

               ARTICLE XI
               THE AGENT

                         11.01. Appointment. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.03 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 10.03 of this Agreement, to take such action as the Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of Notes; provided, however, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

                         11.02.    Nature of Duties.  The Agent shall
               have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrowers and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrowers pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                         11.03. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent
               (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 10.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents;
               (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by a Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Related Documents in accordance with the instructions of the Majority Lenders.

                         11.04.    Reliance.  The Agent shall be
               entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                         11.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 11.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

                         11.06.    CIT Individually.  With respect to
               its Pro Rata Share of the Revolving Credit Commitments hereunder, the Loans made by it and the Note issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with a Borrower or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the Lenders. The Lenders acknowledge and agree that Chemical Bank, as the Letter of Credit Issuer, is an Affiliate of the Agent, and may take actions which are not in the interests of, or may have an adverse effect on, the Lenders, or may omit to take actions which would be in the interests of, or would have a favorable effect on, the Lenders, and the Lenders will not assert any claim against the Agent based on actions or omissions by the Letter of Credit Issuer and will not assert any such actions or omissions as a defense or offset to the Lenders' obligations hereunder.

                         11.07.    Successor Agent.

                              (a)  The Agent may resign from the
               performance of all its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                              (b)  Upon any such notice of resignation,
               the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Related Documents.

                              (c)  If a successor Agent shall not have
               been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the Borrowers, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrowers, appoint a successor Agent as provided above.

                         11.08.    Collateral Matters.

                              (a)  The Agent may from time to time,
               during the occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in
               Section 10.06. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance.
               Without limitation to its obligations pursuant to
               Section 11.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate.

                              (b)  The Lenders hereby irrevocably
               authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if a Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 8.04 (b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which a Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.08(b).

                              (c)  Without in any manner limiting the
               Agent's authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 11.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under
               Section 11.08(b). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Administrative Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that
               (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrowers in respect of) all interests in the Collateral retained by the Borrowers.

                              (d)  The Agent shall have no obligation
               whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 11.08 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.


                         IN WITNESS WHEREOF, the parties hereto, by
               their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                             BORROWERS:

                                             HECHINGER STORES COMPANY

                    By:  /s/ W. Clark McClelland
                          Name:   W. Clark McClelland
                          Title:  Executive Vice President

                    Address for Notices:

                    3500 Pennsy Drive
                    Landover, MA  20785

                    Attention:  Mark R. Adams
                                   Senior Vice President, Treasurer
                                       & Secretary

                    Telephone:  (301) 341-0452
                    Telecopier:  (301) 341-0980

                                      HECHINGER STORES EAST COAST COMPANY

                    By:  /s/ W. Clark McClelland
                          Name:   W. Clark McClelland
                          Title:  Executive Vice President

                    Address for Notices:

                    3500 Pennsy Drive
                    Landover, MA  20785

                    Attention:  Mark R. Adams
                                   Senior Vice President, Treasurer
                                       & Secretary

                    Telephone:  (301) 341-0452
                    Telecopier:  (301) 341-0980


                    AGENT AND LENDER:

                    THE CIT GROUP/BUSINESS CREDIT, INC.

                    By:  /s/ Carl A. Toriello
                         Name:  Carl A. Toriello
                         Title: Vice President

                    Address for Notices:

                    The CIT Group/Business Credit, Inc.
                    1211 Avenue of the Americas
                    New York, New York  10036
                    Attention:  Frank A. Grimaldi, Vice President
                    Telephone:  (212) 536-1259
                    Telecopier: (212) 536-1295

                    with a copy to:

                    Schulte Roth & Zabel
                    900 Third Avenue
                    New York, New York  10022
                    Attention:  Frederic L. Ragucci, Esq.
                    Telephone:  (212) 758-0404
                    Telecopier: (212) 593-5955